PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CARPENTER TECHNOLOGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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Letter to Stockholders Annual Meeting Invitation Notice of 2011 Annual Meeting And Proxy Statement 2011 Annual Report on Form 10-K

Carpenter Technology Corporation

Proxy Statement and

2011 Annual Report to Stockholders

September 14, 2011

To Our Stockholders:

Fiscal year 2011 was a very good year for Carpenter Technology with the return of strong, sustained demand across each of our end-markets. This resulted in increased revenues which the team skillfully translated into higher margins and profits through various management actions. We also made significant investments toward our long-term growth plans, and solidified important customer relationships – all while continuing to strengthen our capital structure. We are targeting a return to prior peak profitability by fiscal year 2013 -2014 and anticipate surpassing these levels beyond those dates.

We remain focused on strong end-markets with attractive future growth prospects, such as aerospace, energy, and medical which support increased demand for our higher-value premium products. It appears that we are still in the early stages of a potentially large and sustained growth cycle in these areas. Overall, revenue for the year excluding surcharge was up 34 percent on 25 percent higher volume. This was driven by a 24 percent increase in aerospace revenue, a 144 percent increase in energy revenue, and a 17 percent increase in medical revenue. Part of this growth is attributable to share gain as we strengthened our customer relationships and expanded our long-term agreements.

Profitability was also significantly improved through efforts to manage the mix of products produced and ongoing cost reduction initiatives. We exited some lower-value products taken on during the recent downturn and utilized our assets to support demand growth of higher margin products. Finally, our results were driven by strong cost control as we focused on achieving production efficiencies and controlling operating costs. As a result of all of these efforts, our net income was up $69 million over the prior year and operating income (excluding pension EID) as a percentage of net sales excluding surcharges improved from 5.4 percent in FY2010 to 10.7 percent in FY2011.

While the financial results for the year have shown significant improvement, we also took several key steps to position the business for continued growth in our key markets. This includes several external initiatives. Within the oil and gas sector, we are very excited to welcome Amega West Services and Oilfield Alloys to Carpenter. These two key acquisitions support our ongoing commitment to serving the energy industry. Amega West will provide the precision finishing capabilities in support of downstream specialty components critical for drilling. Oilfield Alloys perfectly complements Amega-West and expands Carpenter’s geographic footprint in the Asia-Pacific region.

We anticipate the contributions created by the powder metal joint ventures launched with Sandvik Powdermet AB, which is another business growth strategy initially targeting the energy market. Following the definitive merger agreement announcement with Latrobe Specialty Metals, Inc. in June, a successful integration following closing is expected by the end of this year. Latrobe has great people and a great business, and is another highly complementary growth move. Latrobe has done an impressive job over the last few years enhancing its capabilities and business mix and is well-positioned in several attractive end markets like aerospace and energy, which are also experiencing strong customer demand. We believe this acquisition will be accretive to Carpenter in its first full year, mainly because of increased output.

Ensuring we have enough premium capacity is also critical to our future growth. Our customers are requiring us to demonstrate our ability to meet their increasing needs for our premium products. Actions already announced include the expansion of our titanium wire facility in Florida to handle the projected doubling of demand for titanium aerospace fasteners, capital expansion within our powder metal facilities in Pennsylvania and Sweden, the announced expansion of our Reading, PA facility to reduce pinch-points within our premium forged finishing area, the increased capacity to be gained with the Latrobe acquisition and our recent announcement regarding a 400,000 square foot new facility aimed at straight-through premium product processing.

To support these growth initiatives, Carpenter has taken steps to further improve its balance sheet and liquidity. We have recently extended our debt maturity profile and increased our liquidity. We have done this by replacing a $100 million bond that matured in August with a new $250 million bond that matures in 2021 and entered into a new five-year, $350 million credit facility. We feel confident that actions taken in this area, to include the use of equity for the majority of the Latrobe acquisition, will allow us to maintain our investment grade credit rating and provide flexibility for future financing needs.

As we look forward to fiscal year 2012, we have three core priorities. Our first is to continue to strengthen our base business. This will require that we expand our output of premium materials, continue price and mix management actions, and control costs while driving further production cost gains. Our second priority will be the integration of Latrobe. In combination with Latrobe’s people and knowledge, its assets will provide us premium melt capacity to meet stronger near-term demand for premium products. It will also help us to accelerate the commercialization of several of Carpenter’s high-potential products, especially in the areas of stainless, landing gear, PremoMet®, and Temper Tough™. Our third core priority for fiscal year 2012 is to take additional actions to ensure that we sustain future growth.

In summary, it has been a good and busy year for Carpenter. The management team and employees have worked hard to take advantage of the opportunities in our markets and they have done a terrific job. We are well-positioned for more good things ahead. We have the right people, the right markets, the right strategy and the right capital structure.

As always, thank you for your continued belief in Carpenter as a solid investment opportunity.

Gregory A. Pratt	William A. Wulfsohn
Chairman of the Board	President & CEO

Safe Harbor Statement

Please refer to the Safe Harbor Statement on page A-43 for information about factors that could cause future results to differ materially from forward-looking statements, expectations and assumptions expressed or implied in this letter to stockholders or elsewhere in this publication.

September 14, 2011

To Our Stockholders:

It is our pleasure to invite you to attend the 2011 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 11:00 a.m. on Monday, October 10, 2011. The meeting will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103.

Business scheduled for the Annual Meeting includes:

•	The election of two directors to three-year terms expiring in 2014;

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2012;

•	Approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees;

•	Approval of the amended and restated Executive Bonus Compensation Plan;

•	Approval of the compensation of the Company’s named officers, in an advisory vote; and

•	Approval of the frequency of holding an advisory vote on executive compensation, in an advisory vote.

Information concerning these matters is included in the enclosed Notice of Annual Meeting and Proxy Statement. Also, at the meeting, I will respond to questions concerning Carpenter’s operations.

If you plan to attend the meeting in person, please visit the News and Events page of our website at www.cartech.com for directions to the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103. Please bring the admission ticket attached to your proxy card with you. If you are receiving this Proxy Statement by e-mail and wish to attend the meeting, you should print out the admission ticket attached to the e-mail. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date, August 12, 2011.

If you do not plan to attend the meeting, you may vote over the Internet, by telephone, or by returning your proxy card. To ensure proper representation of your shares at the meeting, please follow the voting instructions beginning on page 2 of the Proxy Statement. You may also mark your proxy card, then sign, date, and return it at your earliest convenience.

I look forward to seeing you at the meeting.

Sincerely,

William A. Wulfsohn
President and Chief Executive Officer

i

(continued)

ii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

October 10, 2011

CARPENTER TECHNOLOGY CORPORATION will hold its 2011 Annual Meeting of Stockholders at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103 on Monday, October 10, 2011 at 11:00 a.m. We will vote on the following matters:

1.	The election of two directors to three-year terms expiring in 2014;

2.	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2012;

3.	Approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees;

4.	Approval of the amended and restated Executive Bonus Compensation Plan;

5.	Approval of the compensation of the Company’s named officers, in an advisory vote;

6.	Approval of the frequency of holding an advisory vote on executive compensation, in an advisory vote; and

7.	Any other business that is properly presented at the meeting.

Only stockholders who were record owners of shares of common stock at the close of business on August 12, 2011, may vote at the meeting. A list of those stockholders will be available at the meeting and also during the ten days before the meeting at the office of the Corporate Secretary, 2 Meridian Boulevard, 3rd Floor, Wyomissing, Pennsylvania 19610. The accompanying form proxy is solicited by the Board of Directors of the Company.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Please see page 2 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting. If you plan to attend the meeting, please use the admission ticket attached to your proxy card or included in the e-mail by which you received this Proxy Statement or the letter you obtained from your broker. Upon presentation of proper identification, you may attend the meeting without an admission ticket.

By Order of the Board of Directors,

James D. Dee
Secretary

iii

September 14, 2011

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 10, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Carpenter Technology Corporation, on October 10, 2011 (the “Annual Meeting”), and any postponements or adjournments. The meeting will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103 at 11:00 a.m. Selected information from Carpenter’s 2011 Annual Report on Form 10-K, including financial statements, is being delivered along with this Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. Carpenter Technology Corporation is referred to in this Proxy Statement as “Carpenter” or the “Company”.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being sent to stockholders on or about September 14, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON OCTOBER 10, 2011

This Proxy Statement and our Annual Report to Stockholders for the fiscal year ended June 30, 2011 are available electronically at: http://www.proxyvote.com.

GENERAL INFORMATION

Why Proxies are Solicited

Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote during the Annual Meeting, whether or not the stockholder attends the Annual Meeting in person. You are being asked to vote on six proposals:

•	The election of two directors, Robert R. McMaster and Gregory A. Pratt, each to three-year terms, which will expire in 2014;

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2012;

•	Approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees;

•	Approval of the amended and restated Executive Bonus Compensation Plan;

•	Approval of the compensation of the Company’s named officers, in an advisory vote; and

•	Approval of the frequency of holding an advisory vote on executive compensation, in an advisory vote.

Cost of Solicitation

Carpenter will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. Carpenter will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of Carpenter common stock.

Who Can Vote

Stockholders who were record owners of Carpenter common stock at the close of business on August 12, 2011, which is the record date for the Annual Meeting, may vote at the Annual Meeting. On August 12, 2011, there were 44,166,201 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Each participant in the Savings Plan of Carpenter Technology Corporation (“Savings Plan”) may direct The Vanguard Group, Inc. (“Vanguard”), as trustee of the Savings Plan, how to vote the shares credited to the participant’s account. Vanguard will vote the shares as directed and will treat any such directions it receives as confidential. Vanguard will vote any blank proxies or any shares for which no direction is received in the same proportion or manner as the directed shares. If no direction is received from any participant, the shares will be voted as recommended by the Board of Directors. Directions must be received by Vanguard no later than Wednesday, October 5, 2011.

How to Vote

You may vote in one of four ways:

Vote Over the Internet

•

If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the Internet by accessing the website address given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

•

If your shares are registered in your name: Vote your Carpenter shares over the Internet by accessing the website www.proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote by Telephone (Touch-Tone Phone Only)

•

If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank, or other nominee.

•

If your shares are registered in your name: Vote your Carpenter shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Based on your Internet or telephone voting, the proxy holders will vote your shares according to your directions.

Vote by Ballot at the Meeting

You also may attend the Annual Meeting and vote by ballot that you will receive at the meeting. Your admission ticket to the Annual Meeting is attached to your proxy card or in the e-mail by which you received your Proxy Statement.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. Stockholders of record receive the proxy materials, including a proxy card, from the Company whereas stockholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the proxy materials, together with a voting instruction form, from the bank or broker. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you are a stockholder of record, unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies for the nominees for director; for the approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountant; for the approval of the amended and restated Stock-Based Incentive Compensation Plan; for the approval of the amended and restated Executive Bonus Compensation Plan; for the approval of the compensation of the Company’s named officers in an advisory vote; and for the frequency of every year for the advisory vote on the frequency of stockholder advisory votes on executive compensation.

Stockholders who hold their shares in street name should refer to “Broker Non-Votes” below for information concerning the voting of their shares on any matter for which they do not provide instructions to their bank or broker, either by returning a completed, dated and signed voting instruction form in the envelope provided, or by telephone or Internet as provided elsewhere herein.

If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Broker Non-Votes and Abstentions

A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a stockholder do not receive voting instructions from the beneficial owner of the shares by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. The uncontested election of directors, the approval of the amended and restated Stock-Based Incentive Compensation Plan, the approval of the amended and restated Executive Bonus Compensation Plan, and the two advisory votes related to executive compensation are considered non-routine matters and discretionary voting on these matters is prohibited. As a result, if you are a beneficial owner and hold your shares in street name, and do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, the approval of the amended and restated Stock-Based Incentive Compensation Plan, the approval of the amended and restated Executive Bonus Compensation Plan, or the two advisory votes on executive compensation, no votes will be cast on your behalf with respect to those proposals. The ratification of auditors is still a discretionary matter, so your broker or nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of our selection of PwC as our independent registered public accounting firm even if you do not give your broker or other nominee instructions on how to vote your shares with respect to that proposal. Shares with respect to which brokers do not have authority to vote may still be counted in determining whether a quorum is present.

Because the Company has a plurality voting standard for the election of directors, and the other proposals will be determined by a majority of the votes cast, broker non-votes will have no effect on the outcome of the vote on any of the proposals.

Abstentions as to any matter are counted in determining the presence of a quorum at the Annual Meeting, but are not included in the vote count for that matter, and will have no impact on the outcome of the approval of those matters.

Quorum and Required Votes

We need a quorum of stockholders to hold a valid annual meeting so that business may be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote either attend or are represented by proxy at the Annual Meeting. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Assuming the presence of a quorum, directors are elected by a plurality of the total votes cast at the Annual Meeting, and the appointment of the independent registered public accounting firm, the Stock-Based Incentive Compensation Plan, the amended and restated Executive Bonus Compensation Plan, the two advisory votes on executive compensation, and any other actions properly presented at the Annual Meeting are approved by a majority of the total votes cast at the Annual Meeting.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the Annual Meeting, you may vote by ballot, which will cancel your previous proxy vote.

Stockholder Nominations to the Board of Directors

As described in its charter, the Corporate Governance Committee of the Board of Directors performs the functions of a nominating committee and is responsible for identifying and recommending qualified persons to become members of the Board of Directors. The nominees for election to the Board of Directors listed in this Proxy Statement were nominated and recommended by the Corporate Governance Committee.

The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders and will review those nominations under the same criteria as other candidates identified by the Corporate Governance Committee. Our Corporate Governance Guidelines provide that candidates are considered for nomination to the Board of Directors based upon various criteria, including their general training and experience in business, science, engineering, finance or administration, and their personal integrity and judgment. In evaluating candidates to recommend to the Board of Directors, the Corporate Governance Committee considers whether a candidate enhances the diversity of the Board. In its consideration of such diversity, the Corporate Governance Committee considers a number of characteristics including each candidate’s professional background and capabilities, knowledge of specific industries and geographic experience. In Carpenter’s view, the foremost responsibility of a Carpenter director is to represent the interests of stockholders as a whole. To accomplish this, Carpenter believes that directors must have time available to devote to board activities. Accordingly, Carpenter seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to Carpenter. Recent developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. Carpenter believes that there should be a majority of independent directors on its Board, and it is Carpenter’s policy to avoid the nomination of outside professionals, including lawyers, investment bankers, or accountants, whose firms provide services to Carpenter.

Under Carpenter’s By-Laws, in order to nominate a person for election at the 2012 Annual Meeting of Stockholders, you must provide written notice of your proposed nomination to the Corporate Secretary at Carpenter’s headquarters, P.O. Box 14662, Reading, PA 19612-4662, between July 12, 2012 and August 11, 2012. Your notice to the Corporate Secretary should contain your name, address, and number of shares of Carpenter stock you own, in addition to the following information:

•	For each person you propose to nominate for election as a director, specify:

(i)	name, age, business address, and residence address;

(ii)	principal occupation or employment;

(iii)	number of shares of Carpenter stock beneficially owned by the person; and

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities and Exchange Commission’s proxy rules.

•	A signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee and will serve as a director if elected.

Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director.

2012 Stockholder Proposals

If you wish to include a proposal in the Proxy Statement for the 2012 Annual Meeting of Stockholders, your written proposal must be received by Carpenter no later than May 16, 2012. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2012 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between July 12, 2012 and August 13, 2012. For each matter that you wish to bring before the meeting, provide the following information:

(i)	a brief description of the matter and the reason for bringing it to the meeting;

(ii)	your name and record address;

(iii)	the number of shares of Carpenter stock that you own; and

(iv)	any material interest (such as financial or personal interest) that you have in the matter.

SECURITY OWNERSHIP OF CERTAIN PERSONS

Principal Beneficial Owners

Listed below are the only individuals and entities known by Carpenter to own more than 5% of the outstanding common stock of the Company as of the record date of August 12, 2011 (assuming that their holdings have not changed from such other date as may be shown below):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Fidelity Management & Research Company Boston, MA	4,657,807	(2)	10.55%

Wellington Management Company, LLP Boston, MA	2,488,410	(3)	5.63%

T. Rowe Price Associates, Inc. Baltimore, MD	2,369,040	(4)	5.36%

(1)	The percentages are calculated on the basis of shares of common stock outstanding as of August 12, 2011.
(2)	This information was based upon the Fidelity Management & Research Company (“Fidelity”) Section 13 filing reflecting shares owned as of June 30, 2011. Fidelity is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Fidelity possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Fidelity disclaims beneficial ownership of these shares.
(3)	This information was based upon the Wellington Management Company, LLP (“Wellington”) Section 13 filing reflecting shares owned as of June 30, 2011. Wellington is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Wellington possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Wellington disclaims beneficial ownership of these shares.
(4)	This information was based upon the T. Rowe Price Associates, Inc. (“T. Rowe Price”) Section 13 filing reflecting shares owned as of June 30, 2011. T. Rowe Price is an investment advisor registered under the Investment Advisors Act of 1940, as amended. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, T. Rowe Price possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. T. Rowe Price disclaims beneficial ownership of these shares.

DIRECTORS, NOMINEES AND MANAGEMENT

The following table shows the ownership of Carpenter common stock as of August 12, 2011, by each director or nominee, by any person acting as Carpenter’s Chief Executive Officer during fiscal year 2011, any person acting as Carpenter’s Chief Financial Officer during fiscal year 2011, the other executive officers during fiscal year 2011 who are considered to be named executive officers under applicable SEC regulations (collectively, the “Named Executive Officers”), and Carpenter’s directors and executive officers as a group. Except as noted below, the directors and executive officers have sole voting and investment power over their respective shares of common stock.

Name	Number of Shares Beneficially Owned(1)		Employee Restricted Stock Units(2)	Director Stock Units (3)	Shares and Units Beneficially Owned(1)		Percentage of Outstanding Shares(4)(5)

Anderson, Jr., C. G.	60,043	(6)	0	28,553	88,596	(6)	0.1%
Anderson, P. M.	19,077		0	11,201	30,278		0.0%
Inglis, I. M.	31,577	(6)	0	18,809	50,386	(6)	0.1%
McMaster, R. R.	19,177		0	12,712	31,889		0.0%
Pratt, G. A.	165,343		2,039	27,259	194,641		0.4%
Stephans, P. N.	129,369	(6)(7)	0	17,298	146,667	(6)(7)	0.3%
Turner, K. C.	29,983		0	31,098	61,081		0.1%
Wadsworth, J.	23,177		0	12,725	35,902		0.1%
Ward, Jr., S. M.	26,615	(6)	0	27,358	53,973	(6)	0.1%
Wulfsohn, W. A.	44,776		135,015	6,646	186,437		0.1%
Dee, J. D.	1,651		3,992	n/a	5,643		0.0%
Ralph, K. D.	65,056		62,557	n/a	127,613		0.1%
Strobel, D. L.	21,603	(8)	12,550	n/a	34,153	(8)	0.0%
Widge, S. Y.	38,979		9,201	n/a	48,180		0.1%
Shor, M. L.	91,498		34,770	n/a	126,268		0.2%

All directors and executive officers as a group (15 persons)	767,924	(6)(7)(8)	260,124	193,659	1,221,707	(6)(7)(8)	1.7%

(1)	The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 12, 2011:

C. G. Anderson, Jr.	30,977	P. N. Stephans	18,977	J. D. Dee	1,651
P. M. Anderson	18,977	K. C. Turner	24,977	K. D. Ralph	40,762
I. M. Inglis	30,977	J. Wadsworth	22,977	D. L. Strobel	11,526
R. R. McMaster	18,977	S. M. Ward, Jr.	18,977	S. Y. Widge	1,502
G. A. Pratt	140,730	W. A. Wulfsohn	20,806	M. L. Shor	79,293

All directors and executive officers as a group (15 persons)			482,086

(2)	These stock units convert to an equivalent number of shares of common stock when they become vested as per the terms of the relative Agreement(s) and the plan. The stock unit values are equivalent to Carpenter’s common stock values, but the units have no voting rights.

(3)	These stock units convert to an equivalent number of shares of common stock upon the director’s termination of service as allowed under the plan. The stock unit values are equivalent to Carpenter’s common stock values, but the units have no voting rights.
(4)	Ownership is rounded to the nearest 0.1% and is less than 0.1% except where stated.
(5)	The percentages are calculated on the basis of the number of shares of common stock outstanding plus the number of shares of common stock that would be outstanding if the individual’s options were exercised, but does not include any shares issuable upon the conversion of stock units.
(6)	Voting and investment power is shared with respect to the following shares of common stock:

C. G. Anderson, Jr.	29,066
I. M. Inglis	400
P. N. Stephans	38,296
S. M. Ward, Jr.	7,638

(7)	The amounts include the following shares held in trusts in the name of family members and for which the director disclaims beneficial ownership:

Joan R. Stephans Revocable Trust	38,296
Elizabeth L. Stephans 1989 Trust	7,400
Katherine R. Stephans 1989 Trust	7,400

(8)	The amounts include the following shares of common stock held in the Savings Plan:

D. L. Strobel	3,666

All executive officers as a group	3,666

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Carpenter’s Board of Directors consists of ten directors serving in three classes. Each class of directors serves for a period of three years. The term of office of one class of directors expires each year at the Annual Meeting.

Robert R. McMaster and Gregory A. Pratt have been nominated for election at the 2011 Annual Meeting of Stockholders. If elected, their terms will expire at the 2014 Annual Meeting. The biographical summaries and summary of qualifications of the nominees and the remaining eight directors whose terms are continuing appear below. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the two nominees. Each nominee has consented to being nominated as a director and is expected to serve as a director if elected.

The Board of Directors recommends that you vote FOR the election of Messrs. McMaster and Pratt.

Nominees—Terms to Expire 2014

ROBERT R. McMASTER, age 63, has been a director of Carpenter since 2007 and is a member of Carpenter’s Human Resources, Corporate Governance and Operations Committees. Mr. McMaster held various positions at KPMG from May 1970 to June 1997, including Ohio Valley Area Managing Partner. He served from 1992 to 1997 as a member of KPMG’s Management Committee. From June 1997 to February 2005, Mr. McMaster was chairman and chief executive officer of Westward Communications and President and Chief Executive Officer of its successor company, ASP Westward Holdings, publishers of community newspapers in Texas, Arkansas, and Colorado. He is also a director of Sally Beauty Holdings Inc. (chairman, Audit Committee; member, Finance Committee), a public company listed on the NYSE. Additionally, since September 2008, Mr. McMaster serves as a senior financial advisor to the Chairman of Worthington Industries (NYSE: WOR), a diversified metal processing company. He also is a former board member of American Eagle Outfitters, Inc. and Dominion Homes Inc. He is active in a wide variety of community affairs organizations in the Columbus, Ohio region. He received his B.S. magna cum laude in accounting from Miami University, Oxford, Ohio in 1970, and is the recipient of the Haskins & Sells Foundation Award for excellence in accounting.

The Board believes that Mr. McMaster’s qualifications include, among other things, his extensive accounting and financial expertise and background as managing partner at a large international firm providing audit, tax and advisory services.

GREGORY A. PRATT, age 62, has been a director of Carpenter since 2002, is the Chairman of the Board of Directors of the Company and served as interim President and Chief Executive Officer of Carpenter in fiscal year 2010. He is a member of the Human Resources, Corporate Governance and Science and Technology Committees. Mr. Pratt is former Vice Chairman and a director of OAO Technology Solutions, Inc. (“OAOT”), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as Chief Financial Officer and President, of Atari (US) Corporation from 1984 through 1991. He also serves as a director and audit committee chairman of AmeriGas Propane, Inc., a public company listed on the NYSE.

The Board believes that Mr. Pratt’s qualifications include, among other things, his extensive financial expertise, his leadership skills and significant operational and international management experience as a President of a large public company, all of which contribute to Mr. Pratt’s valuable perspective that he brings to our Board of Directors.

Incumbent Directors to Continue in Office

These are the other directors whose terms continue after the Annual Meeting, as indicated:

Terms to Expire 2012

CARL G. ANDERSON, JR., age 66, has been a director of Carpenter since 2003 and is a member of the Audit/Finance Committee and Chair of the Operations Committee. Mr. Anderson is the former Chairman of the Board, President and Chief Executive Officer of Arrow International, Inc., a leading manufacturer of medical devices. He previously served as Vice-Chairman of the Board of Directors and General Manager of Arrow’s Critical Care Business. From 1997 to 2002, he was President and Chief Executive Officer of ABC School Supply Inc., a manufacturer and marketer of educational products. Prior to joining ABC School Supply in May 1997, Mr. Anderson served as Vice President – General Manager of the Retail Consumer Products Division of James River Corporation from 1994 to 1997 and as Vice President of Marketing from May 1992 to August 1994. He was Vice President and General Manager at Nestle Foods Corporation from 1984 to 1992 and a marketing executive at Procter & Gamble from 1972 to 1984. Mr. Anderson served as a director of Arrow International, Inc., a director of IWT Tesoro (IWTT) until December 2007, and as a trustee of Lafayette College and Alvernia College. He is a general partner of Cannondale Partners, LLC, a private equity firm located in Reading, Pennsylvania.

The Board believes that Mr. Anderson’s qualifications include, among other things, his experience as a former Chief Executive Officer of two companies including a company within the medical device industry, a key market focus for Carpenter. In addition, Mr. Anderson’s insights reflect his significant international business expertise, and extensive experience in the financial and manufacturing operations areas of business.

DR. PHILIP M. ANDERSON, age 63, has been a director of Carpenter since 2007 and is a member of Carpenter’s Audit/Finance and Science and Technology Committees. Dr. Anderson is a professor of physics at Ramapo College of New Jersey, where he has taught since 1990. He holds more than 100 foreign and 37 U.S. patents, and was named Inventor of the Year by the New Jersey Inventor’s Hall of Fame in 2001. He also is a respected consultant on technical and intellectual property on new technology and product development for Fortune 100 companies, with particular emphasis on security systems, medical devices, sensors, magnetics, acoustics and materials. Prior to teaching, he was founder, President and Chief Executive Officer of Identitech Corp., 1986-1988; and new venture manager and senior research physicist at Allied Corp. (now Honeywell Corp.) from 1979-1986. Dr. Anderson received his B.S. in physics in 1970 from Widener University, M.S. degrees in both physics and electrical engineering from Drexel University in June 1977, and a Ph.D. in physics from Drexel in 1979. He served as a pilot in the U.S. Air Force and Air National Guard from 1970-1975.

The Board believes that Dr. Anderson’s qualifications include, among other things, new product development and his strong background in the intellectual property area of the metals industry as an inventor, teacher and entrepreneur. In addition, Dr. Anderson’s experience as a Chief Executive Officer contributes to his valuable perspective on our Board.

DR. JEFFREY WADSWORTH, age 61, has been a director of Carpenter since 2006 and is a member of Carpenter’s Corporate Governance and Human Resources Committees and the Chair of the Science and Technology Committee. Dr. Wadsworth has been President and Chief Executive Officer of Battelle, a $6.5 billion Research and Development enterprise headquartered in Columbus, Ohio since January 2009. He formerly was Executive Vice President, Global Laboratory Operations at Battelle, Director of Oak Ridge National Laboratory and Chief Executive Officer and President of UT-Battelle LLC and Senior Vice President for U.S. Department of Energy Science Programs at Battelle. Previously, he was director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California, where from 1995 he was Deputy Director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division. He was elected to the National Academy of Engineering in 2005 and has been elected Fellow of several technical societies. Dr. Wadsworth holds a bachelor’s degree in metallurgy, Ph.D., D.Met and D.Eng. degrees from Sheffield University, England.

The Board believes that Dr. Wadsworth’s qualifications include, among other things, his strong background in the Company’s precise area of focus – metallurgy. Additionally, Dr. Wadsworth’s significant leadership experience in the research and development arena enriches his contributions to the Board, particularly with respect to innovation and strategy matters.

WILLIAM A. WULFSOHN, age 49, has been a director of Carpenter since April 2009 and is a member of Carpenter’s Science and Technology Committee. Commencing July 1, 2010, Mr. Wulfsohn began serving as Carpenter’s President and Chief Executive Officer. Previously, Mr. Wulfsohn was Senior Vice President, Industrial Coatings, of PPG Industries, responsible for automotive original-equipment, industrial and packaging coatings as well as Asia/Pacific. He joined PPG as Vice President, Coatings, and Managing Director, PPG Europe, in 2003, and he was appointed Senior Vice President, Coatings, in 2005. Prior to joining PPG, Mr. Wulfsohn worked for Morton International in Chicago as Vice President and General Manager, Automotive Coatings; for Rohm & Haas in Chicago as Vice President, Automotive Coatings Business Director; and for Honeywell in Richmond, Virginia, as Vice President and General Manager, Nylon System. He also worked as an Associate with McKinsey & Company. Mr. Wulfsohn earned a chemical engineering degree from the University of Michigan and received a Master of Business Administration degree from Harvard University. Prior to accepting the position as Carpenter’s President and Chief Executive Officer in Reading, Pennsylvania, he was a board member of the Pittsburgh Symphony Orchestra and Greater Pittsburgh Community Food Bank.

The Board believes that Mr. Wulfsohn’s qualifications include, among other things, his deep and varied leadership experience in innovative technology and best-in-class business operations. Additionally, Mr. Wulfsohn’s success at driving international growth at an advanced materials manufacturing company provides valuable strategic focus for his contributions to the Board.

Terms to Expire 2013

I. MARTIN INGLIS, age 60, has been a director of Carpenter since 2003 and is the Chair of the Audit/Finance Committee and is a member of the Operations Committee. Mr. Inglis is Executive Vice President and Chief Financial Officer of Battelle, a $6.5 billion Research and Development enterprise headquartered in Columbus, Ohio. Previously, he had retired as Group Vice President, Business Strategy for Ford Motor Company. He joined Ford of Europe in London in 1971 and held various finance and operations positions in international and domestic markets during his career at Ford, where he was named head, Global Products and Business Strategy and elected a corporate Vice President in 1996; President, Ford South America in 1999; head, Ford North America in 2000; Chief Financial Officer in 2001; and Group Vice President, Business Strategy in 2002. Mr. Inglis also serves on the Advisory Board of three venture funds (Fletcher Spaght, Reservoir Ventures, and Battelle Ventures) and is the Audit Chairman of the Alliance for Sustainable Energy LLC, Brookhaven Science Associates LLC, and Battelle Energy Associates LLC. Mr. Inglis is active in local charities and serves as the Chairman of the Columbus Symphony Orchestra. He holds a bachelor’s degree in business economics from Strathclyde University, Glasgow, Scotland.

The Board believes that Mr. Inglis’ qualifications include, among other things, his extensive financial expertise and background as a Chief Financial Officer in both the public and private sectors. Additionally, Mr. Inglis’ substantial operational and labor relations experience and broad international knowledge enable him to provide valuable perspective to support Carpenter’s growth strategies.

PETER N. STEPHANS, age 68, has been a director of Carpenter since 2003 and is a member of the Audit/Finance and Operations Committees. Mr. Stephans is Chairman and Chief Executive Officer of Trigon Holding, Inc., parent company for its subsidiary that manufactures forged and machined components for aerospace and medical applications, and its subsidiary that designs, develops and markets orthopedic implants. Prior to Trigon, Mr. Stephans served as President and Chief Operating Officer of Dynamet Incorporated, a privately-held titanium processor that Carpenter purchased in 1997. At Dynamet, he was appointed Vice President and Technical Director in October 1972 and Executive Vice President in October 1982. He began his career at IBM Corporation, ultimately serving as Manufacturing Manager for one of the company’s divisions in New York. Mr. Stephans holds a bachelor’s and master’s degree in electrical engineering from the South Dakota School of Mines and Technology.

The Board believes that Mr. Stephans’ qualifications include, among other things, his leadership and extensive operational and international management experience. As a former President of Dynamet, Inc. (a subsidiary of Carpenter), Mr. Stephans has valuable institutional knowledge of Carpenter’s titanium operations. He also has deep experience in the medical and aerospace components markets (primary markets of focus for Carpenter) as the Chairman and Chief Executive Officer of Trigon.

KATHRYN C. TURNER, age 64, has been a director of Carpenter since 1994, and is Chair of the Human Resources Committee and a member of the Corporate Governance and Science and Technology Committees. Ms. Turner is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., a management and technology solutions firm with a focus in the healthcare sector in 1985. Standard Technology, Inc. is headquartered in Bethesda, Maryland. Ms. Turner also serves on the Board of Directors of Conoco Phillips, a public company listed on the NYSE, the National Capital Area Chapter of the National Association of Corporate Directors (NACD) and she has served as a director for the Urban League (Northern Virginia Chapter), National Capital Area Boy Scouts and the Children’s Hospice International. In 1994, she received a Presidential appointment to serve on the President’s Export Council, after serving a one-year term on the ExIm Bank Advisory Committee. In 1993, she was appointed to the Commission on the Future of Worker-Management Relations, a joint commission of the Departments of Labor and Commerce, established by President Clinton. In 1992, she was the first woman appointed by Secretary Cheney to the Defense Policy Advisory Committee on Trade (DPACT). Ms. Turner is the 1998 Black Engineer Entrepreneur of the Year, a 1994 recipient of the Northern Virginia Urban League’s Shining Star Award, and a 1994 recipient of the National Association of Black Telecommunications Professionals, Inc.’s Granville T. Woods Award.

The Board believes that Ms. Turner’s qualifications include, among other things, her expansive board leadership expertise and Chief Executive Officer experience which enables Ms. Turner to provide a wide range of perspectives on governance and management issues. Ms. Turner’s knowledge of the defense aerospace industry, one of Carpenter’s markets, renders her well-suited for addressing strategy matters.

STEPHEN M. WARD, JR., age 56, has been a director of Carpenter since 2001, and is Chair of the Corporate Governance Committee and a member of the Human Resources and Operations Committees. Mr. Ward is the retired President and Chief Executive Officer of Lenovo Corporation, the international PC company formed by the acquisition of IBM’s PC business by Lenovo of China. Prior to joining Lenovo, he was senior vice president and general manager of IBM’s Personal Systems Group, responsible for the Personal Computing Division, the Retail Store Solutions Division and the Printing Systems Division. In his 26-year career with IBM, Mr. Ward also served as IBM’s chief information officer and Vice President, Business Transformation, directing business process and information technology investments. Mr. Ward was also general manager of IBM’s Global Industrial Sector, responsible for the marketing, sales, and service of IBM e-business solutions. In the mid-1990’s, he served as Vice President, Information Technology and was later named General Manager, IBM ThinkPad, in the IBM Personal Computer Company. He first joined IBM in Tucson, Arizona as an engineer in the Storage Products Division. He held various management positions in manufacturing, production control and project development for disk drive, tape and optical storage projects and software development, and was also an assistant to the IBM chairman at company headquarters in Armonk, New York. He holds a B.S. degree in mechanical engineering from California Polytechnic State University at San Luis Obispo. Mr. Ward is also a co-founder and member of the Board of Directors of e2open, a maker of enterprise software, where he serves as Chair of the Governance and Audit Committees, and co-founder, board member, Chair of the Compensation Committee and member of the Executive Committee of C3, a company that develops and sells software to manage energy and monitor, mitigate and monetize carbon dioxide and green house gasses. In addition, until its sale in 2009, Mr. Ward was an investor and Board member of E-Ink Corporation, a maker of electronic paper displays.

The Board believes that Mr. Ward’s qualifications include, among other things, his broad executive experience and focus on innovation which enable him to share with the Board valuable perspectives on a variety of issues relating to management, strategic planning, tactical capital investments, and international growth.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and Carpenter’s Certificate of Incorporation and By-Laws, Carpenter’s business, property and affairs are managed under the direction of its Board of Directors (sometimes referred to simply as the “Board”). While Carpenter’s non-employee directors are not involved in day-to-day operating details, they are kept informed of Carpenter’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Carpenter’s officers during meetings of the Board of Directors and its committees.

Meetings of the Board

The Board of Directors held eight meetings during fiscal year 2011. In addition, there were twenty-six committee meetings. Carpenter’s policy is to require attendance and active participation by directors at Board and committee meetings. The average attendance for Carpenter’s directors at these meetings was over 98%. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2011. Directors are encouraged to attend the Annual Meeting of Stockholders and all of Carpenter’s directors attended the 2010 Annual Meeting.

Board Independence and Leadership Structure

With the exception of the President and Chief Executive Officer, all members of the Board of Directors qualify as independent directors (“Independent Directors”) under the applicable requirements of the SEC and NYSE. Board committees also reflect applicable requirements for certain of their members to qualify as Independent Directors.

In determining independence, each year the Board affirmatively determines, among other things, whether directors have a “material relationship” with Carpenter. When assessing the “materiality” of a director’s relationship with Carpenter, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. Where an affiliation involves the delivery of services to or by Carpenter, the Board considers the frequency or regularity of the provision of services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Carpenter as those prevailing at the time from unrelated parties for comparable transactions. With respect to Audit/Finance Committee members, the Board must affirmatively determine that such directors, in addition to the general independence requirements described above, satisfy certain financial education requirements and do not, among other things, accept any consulting, advisory, or other compensatory fee from Carpenter.

The Board has determined that the following directors are Independent Directors: Carl G. Anderson, Jr., Philip M. Anderson, I. Martin Inglis, Robert R. McMaster, Gregory A. Pratt, Peter N. Stephans, Kathryn C. Turner, Jeffrey Wadsworth, and Stephen M. Ward, Jr. Gregory A. Pratt and Peter N. Stephans are considered independent for all purposes except participation on the Human Resources Committee due to application of Section 162(m) of the Internal Revenue Code.

At Carpenter, the roles of Chairman and Chief Executive Officer are split into two separate positions. The Board of Directors believes that this is the most appropriate leadership structure for the Company at this time in order to clearly distinguish the roles of the Board and management. The separation of the Chairman and Chief Executive Officer positions allows our Chief Executive Officer to direct his or her energy towards operational and strategic issues while the non-executive Chairman focuses on governance and stockholders. The Company believes that separating the Chairman and Chief Executive Officer positions enhances the independence of the Board, provides independent business counsel for our Chief Executive Officer, and facilitates improved communications between Company management and Board members.

Meetings of the Independent Directors

Under Carpenter’s Corporate Governance Guidelines, which reflect applicable requirements of the NYSE, the Independent Directors of the Board meet in an executive session at least twice per year to: (a) review the performance of the Chief Executive Officer; and (b) address any other matters affecting Carpenter that may concern such directors. During fiscal year 2011, the Independent Directors met in executive session six times.

Board of Directors’ Role in Risk Oversight

As a part of its oversight function, the Board monitors how management operates the Company. Risk is an important part of deliberations at the Board and committee level throughout the year. Enterprise risks, the specific financial, operational, business and strategic risks that the Company faces, whether internal or external, are identified and prioritized by the Board and management together. Certain strategic and business risks, such as those relating to our products, markets and capital investments, are overseen by the entire Board. The Audit/Finance Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw materials. The Corporate Governance Committee manages the risks associated with governance issues, such as the independence of the Board and key executive succession, and the Human Resources Committee is responsible for managing the risks relating to the Company’s executive compensation plans and policies.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

Stockholder Communication with the Board

Stockholders may communicate with the Board of Directors by sending a letter addressed to “Carpenter Technology Board of Directors, c/o Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662”. Carpenter’s Corporate Secretary will review the correspondence and forward it to the Chairman of the Board of Directors or to the Chair of the appropriate Board committee or to any individual director or directors to whom the communication may be specifically directed, unless the communication is unduly hostile, threatening or illegal, does not reasonably relate to Carpenter or its business, or is similarly inappropriate. In any such latter situation, the Corporate Secretary will not forward the communication, and will so notify the sender if and as appropriate. Stockholders and other interested parties may also communicate with the non-employee directors, non-executive Chairman, or the Audit/Finance Committee by sending an e-mail to boardauditcommittee@cartech.com.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and senior financial officers of the Company. There were no waivers of the Code of Ethics for fiscal year 2011 or through the date of this Proxy Statement.

Director Training and Education

Directors are encouraged to attend outside educational seminars presented by accredited third party organizations as well as internal programs organized by Carpenter for the ongoing education of directors.

Committees of the Board

The Board of Directors has five standing committees: the Audit/Finance Committee, Corporate Governance Committee, Human Resources Committee, Science and Technology Committee and Operations Committee. Summary information about each standing committee is set forth in the following table. From time to time, the Board has established ad hoc committees, on an interim basis, to assist the Board with its consideration of specific matters, and it expects to continue to do so as it may determine to be prudent and advisable in the future.

Committee and Members	Purpose of the Committee	FY 2011 Meetings

Audit/Finance Committee I. Martin Inglis, Chair Carl G. Anderson, Jr. Philip M. Anderson Peter N. Stephans All members are Independent Directors.

•   Assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the qualifications, independence and performance of the Company’s independent auditor; (iii) the performance of the Company’s internal audit personnel; and (iv) the Company’s overall compliance with accounting, legal, regulatory, ethical and business conduct requirements.

•   Select the Company’s independent registered public accounting firm and recommend to the Board with respect to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

•   Review of (and the provision of recommendations to the Board of Directors relating to) major financial matters affecting the Company.

		12

Corporate Governance Committee Stephen M. Ward, Jr., Chair Robert R. McMaster Gregory A. Pratt Kathryn C. Turner Jeffrey Wadsworth All members are Independent Directors.	• Assist the Board in identifying qualified individuals to become members of the Board (and otherwise functioning as a nominating committee with respect to directors), and determining the overall composition of the Board and its committees. • Assist the Board in developing, implementing and monitoring a set of corporate governance principles for the Company, and overseeing processes to assess the performance and effectiveness of the Board of Directors, its committees and management of the Company. • Ensure orderly succession at the Board and management levels.	4

Human Resources Committee Kathryn C. Turner, Chair Robert R. McMaster Gregory A. Pratt Stephen M. Ward, Jr. Jeffrey Wadsworth All members are Independent Directors except Mr. Pratt who is not considered independent for application of Section 162(m) of the Internal Revenue Code.	• Assist the Board with its overall responsibility for supervising the Company’s management and human resources and for reviewing the Company’s strategies and plans to support organizational and employee effectiveness. • Review and approve compensation of the Company’s executive officers. • Administer the Company’s incentive compensation programs and plans and provide oversight for the Company’s employee benefits programs generally.	6

Committee and Members	Purpose of the Committee	FY 2011 Meetings

Science and Technology Committee Jeffrey Wadsworth, Chair Philip M. Anderson Gregory A. Pratt Kathryn C. Turner William A. Wulfsohn	• Review and monitor major scientific or technological developments that could affect the Company’s current business or operations or implicate significant strategic planning or considerations for the future. • Make periodic recommendations to the Board concerning such major developments or potential business opportunities for the Company with respect to scientific or technological matters that implicate significant strategic planning or Company prospects.	2

Operations Committee Carl G. Anderson, Jr., Chair I. Martin Inglis Robert R. McMaster Peter N. Stephans Stephen M. Ward, Jr. All members are Independent Directors.	• Review and provide strategic advice and counsel to the Company regarding its business operations. • Present to the Board an independent assessment of the Company’s business operations.	3

Corporate Governance Guidelines and Charters

Carpenter’s Corporate Governance Guidelines, as well as the charters for all the Board committees, the Company’s Code of Business Conduct and Ethics, and the Company’s Code of Ethics and any information regarding any waivers of the Code of Ethics, are available on Carpenter’s website at www.cartech.com. Copies will also be mailed to stockholders upon written request to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

Transactions with Related Persons

During fiscal year 2011, there were no related party transactions. Any proposed transactions with executive officers, directors, substantial stockholders or their respective family members or affiliates require approval by the Audit/Finance Committee and will be disclosed as required by SEC rules.

Human Resources Committee Interlocks and Insider Participation

The Human Resources Committee, comprised of Ms. Turner (Chair) and Messrs. McMaster, Pratt, Wadsworth and Ward, Jr., performs the functions of a compensation committee of the Board. No member of the Human Resources Committee, except Mr. Pratt, was a current or former officer or employee of Carpenter or any of its subsidiaries during fiscal year 2011, or had any relationship requiring disclosure by Carpenter under the SEC’s proxy rules. Mr. Pratt served as Interim Chief Executive Officer of Carpenter from October 11, 2009 through June 30, 2010 and as a result is not deemed independent for purposes of the application of 162(m) of the Internal Revenue Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to Carpenter and other Company records or information otherwise provided to the Company, Carpenter believes that all applicable Section 16(a) reports were timely filed by its directors, executive officers, and more than 10% stockholders during the fiscal year 2011.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid or awarded to each non-employee director during fiscal year 2011. Any director who is an employee of Carpenter is not compensated for Board service.

Fiscal Year 2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Anderson, Jr., Carl G.	$56,607	(4)	$90,000	$14,905	$18,877	$180,389

Anderson, Philip M.	$46,607		$90,000	$14,905	$7,090	$158,602

Inglis, I. Martin	$61,607	(5)	$143,880	$14,905	$11,978	$232,370

McMaster, Robert R.	$46,607		$143,880	$14,905	$7,631	$213,023

Pratt, Gregory A.	$91,607		$190,000	$29,809	$17,544	$328,960

Stephans, Peter N.	$46,607		$90,000	$14,905	$11,437	$162,949

Turner, Kathryn C.	$56,607	(6)	$143,880	$14,905	$20,155	$235,547

Wadsworth, Jeffrey	$56,607	(7)	$90,000	$14,905	$8,177	$169,689

Ward, Jr., Stephen M.	$56,607	(8)	$90,000	$14,905	$18,610	$180,122

(1)	The grant date fair value of stock units granted to our directors in fiscal year 2011 was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter’s 2011 Annual Report on Form 10-K. Stock units were credited to each director’s account on October 11, 2010, for service in the current fiscal year, but are subject to partial forfeiture if the director separates from Board service prior to the first anniversary of grant date for any reason other than death or disability.

Each director, with the exception of Mr. Pratt, was credited with 2,506 stock units for fiscal year 2011 on October 11, 2010, representing a grant date value of $90,000. One-half of the stock units credited to each director represents $45,000 of his or her annual retainer paid in stock units. The remaining stock units credited represent an annual award of additional stock units as described below with a fair value on the grant date of $45,000.

Ms. Turner and Messrs. Inglis and McMaster each received a special grant of 1,500 stock units on October 11, 2010, representing a grant date value of $53,880 in recognition of additional services provided to the Board as members of the CEO Search Committee during fiscal year 2010. These units are subject to the same terms as retainer stock units.

Mr. Pratt, who serves as Chairman, was credited with 5,290 stock units for fiscal year 2011 on October 11, 2010, representing a grant date value of $190,000. 2,506 stock units represent $90,000 of his annual retainer paid in stock units. The remaining stock units credited represent an annual award of additional stock units as described below with a fair value on the grant date of $100,000.

The total number of stock units credited to each director under Carpenter’s Stock-Based Compensation Plan for Non-Employee Directors (“Director Stock Plan”) as of June 30, 2011, including stock units that were credited with respect to prior fiscal years, was: C. Anderson, Jr. – 28,553; P. Anderson – 11,201; I. M. Inglis – 18,809; R. McMaster – 12,712; G. Pratt – 27,259; P. Stephans – 17,298; K. Turner – 31,098; J. Wadsworth – 12,725; and S. Ward, Jr. – 27,358.

(2)	The grant date fair value of option awards granted to our directors in fiscal year 2011 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter’s 2011 Annual Report on Form 10-K.

During fiscal year 2011, each director, with the exception of Mr. Pratt, received an annual award of 1,005 stock options, representing a grant date fair value of $14,905. Mr. Pratt received an annual award of 2,010 stock options, representing a grant date fair value of $29,809.

The total number of shares subject to stock options credited to each director as of June 30, 2011, including stock options that were granted in prior fiscal years, was: C. Anderson, Jr. – 30,977; P. Anderson – 18,977; I. M. Inglis – 30,977; R. McMaster – 18,977; G. Pratt – 19,982; P. Stephans – 18,977; K. Turner – 24,977; J. Wadsworth – 22,977; and S. Ward, Jr. – 18,977.

(3)	Includes the aggregate dollar amount of dividend equivalents paid in fiscal year 2011 on the stock unit balance credited to each director’s account with respect to dividends paid on outstanding common stock during fiscal year 2011. Dividend equivalents are reinvested in the form of additional stock units, with the number of units credited being determined by dividing the dividend dollar amount by the close price on the NYSE on the dividend equivalent payment date.
(4)	Includes additional retainer for service as Chair of the Operations Committee.
(5)	Includes additional retainer for service as Chair of the Audit/Finance Committee.
(6)	Includes additional retainer for service as Chair of the Human Resources Committee.
(7)	Includes additional retainer for service as Chair of the Science & Technology Committee.
(8)	Includes additional retainer for service as Chair of the Corporate Governance Committee.

The director compensation amounts provided above are based upon compensation elements that were established in 2010. These compensation elements are reviewed regularly by the Board to ensure that they are appropriate and competitive in light of market circumstances and prevailing “best practices” for corporate governance. They reflect the Board’s determination that all compensation to the non-employee directors should be in the form of cash and equity awards, as described below. Our director compensation approach was revised in June 2010 for fiscal year 2011 and later periods to provide for quarterly vesting of equity awards and to allow elective deferral of the delivery of earned shares and cash. The narrative below describing our director compensation approach reflects these changes.

Compensation for non-employee directors, excluding the Chairman, consists of an annual retainer of $90,000 (plus travel expenses, where appropriate) for attending all Board and committee meetings. Each Committee Chair receives the following additional annual cash retainer: Audit/Finance Committee Chair – $15,000; Corporate Governance, Human Resources, Operations and Science and Technology Committee Chairs – $10,000.

As disclosed in the “Corporate Governance – Board Independence and Leadership Structure” section of this Proxy Statement, the roles of Chairman and Chief Executive Officer are divided. Compensation for the Chairman consists of an annual retainer of $180,000 (plus travel expenses, where appropriate) for attending all Board and committee meetings.

Directors may also receive up to 4,000 stock options (or such different number as the Board may determine by resolution and in compliance with securities laws and NYSE listing standards) upon joining the Board. In addition to the initial grant of stock options, a director may be granted a number of stock options annually, on or about the date of the Company’s Annual Meeting of Stockholders, or such other date as the Board may determine from time to time in light of prevailing practices for the grant of equity-based awards to other personnel, having a fair value on the grant date, alone or in combination with the annual non-retainer stock units described below, of up to $90,000 (or such different number as the Board may determine by resolution and in compliance with securities laws and NYSE listing standards). The stock options vest in full one year after the date of grant or one quarter for every three months of service following the grant date for options granted in the year preceding the director’s separation from service. All stock options have a ten year term.

In addition to the grant of options described above, or an award of retainer stock units as described below, each director may be granted an additional award of stock units annually having a fair value on the grant date, alone or in combination with the annual stock option grant described above, of up to $90,000 (or such different number as the Board may determine by resolution and in compliance with securities laws and NYSE listing standards). These units vest after one year of service following the grant date or one quarter for every three months of service following the grant date for units granted in the year preceding the director’s separation from service. In the event of separation from service due to death or Disability, all stock units shall immediately vest. The stock units are granted on or about the date of the Annual Meeting of Stockholders, or such other date as the Board may determine from time to time, for the year in which Board service is to be provided, and the number of units is based on the trading price of Carpenter’s common stock on such date of grant. Directors may elect to have all or a portion of these units deferred until the later of their separation from service or a specific date/event. Carpenter distributes a participating director’s deferred units, at the director’s election, in a lump sum or in 10 or 15 annual installments, commencing on separation from service or the date/event elected.

It is the policy of the Company that non-employee directors maintain a reasonable equity interest in the Company in order to provide them with a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity by their personal efforts and generally to enhance the community of interest between directors and stockholders of the Company. Each director should hold equity in the Company, which may consist of common stock and stock units, with a fair market value equal to at least five times his or her annual cash retainer. There is a five year phase-in period and he or she is expected to retain the stock as long as he or she remains a director of the Company.

At least 50% of the $90,000 annual retainer ($180,000 in the case of the Chairman) for Board service is paid in stock units that vest after one year of service following the grant date or one quarter for every three months of service following the grant date for units granted in the year preceding the director’s separation from service. In the event of separation from service due to death or Disability, all stock units shall immediately vest. The stock units are granted on or about the date of the Annual Meeting of Stockholders, or such other date as the Board may determine from time to time, for the year in which Board service is to be provided, and the number of units is based on the trading price of Carpenter’s common stock on such date of grant. Directors may elect to have all or a portion of these retainer units deferred until the later of their separation from service or a specific date/event. Carpenter distributes a participating director’s deferred retainer units, at the director’s election, in a lump sum or in 10 or 15 annual installments, commencing on the later of their separation from service or the date/event elected.

At the director’s election, the remaining 50% of the annual retainer and 100% of committee chair fees can be paid in cash currently, or all or a portion can be deferred until a future date/event and paid in cash under Carpenter’s Deferred Compensation Plan for Non-Employee Directors (“Director Cash Deferral Plan”) or deferred until the later of their separation from service or a specific date/event and paid in common stock under the Director Stock Plan. Under the Director Cash Deferral Plan, interest is credited semi-annually at the Company’s Five-Year Medium Term Note Borrowing Rate, as provided by one of the Company’s investment bankers on August 15 of the prior Plan Year. Carpenter distributes a participating director’s deferred cash or units, at the director’s election, in a lump sum or in 10 or 15 annual installments commencing, in the case of cash, on a future date/event elected and, in the case of common stock, on the later of separation of service or a future date/event elected.

Upon a Change in Control of the Company, all stock units vest immediately and are payable in shares of common stock and stock options become immediately exercisable. Once vested, a director may exercise exercisable options at any time during the original term. In the event of removal for cause, all existing stock options and unvested stock units shall be forfeited.

COMPENSATION DISCUSSION AND ANALYSIS

To the extent any part of this discussion refers to future individual or Company performance goals and targets, such references are made only to assist in the comprehension of our compensation and benefit programs. No such reference should be considered to be a projection or forecast of future Company performance.

Our General Philosophy and Objectives

The Company’s compensation program is designed to be fair and reasonable, while aligning the interest of our executive officers and other senior leaders with Company results and stockholder returns. This is accomplished through a mix of base salary and performance-based rewards, including incentive-based cash bonuses and equity awards, as well as modest perquisites, retirement plans and post-employment benefits. However, incentive-based compensation (annual and long-term) continues to constitute the largest portion of total compensation.

The Human Resources Committee of the Board of Directors (the “Committee”) is charged with setting all executive officer pay and reviewing all executive compensation in accordance with its charter. The Committee structures our executive compensation programs to reward our senior leaders when they meet or exceed annual financial and operational goals and improve stock price performance. A significant component of this incentive structure is weighted towards overall leadership team performance against targeted goals, so that, if we meet or exceed our goals, the team earns target or better awards and conversely, if the team fails to meet the minimum thresholds, that component of performance-based compensation may not be awarded. Furthermore, our programs are designed to deliver the greatest portion of incentive compensation in the form of equity, rather than in cash, to reinforce the linkage between the interests of our executives and our stockholders.

In general, the Company targets total compensation around the median of market reference points used. We do not necessarily focus on each individual element of compensation achieving median; instead we focus on the total compensation with a particular focus on incentive compensation.

The Committee routinely reviews all components of compensation, including recent, current and prospective, of our executive officers. The Committee draws upon several resources during this process, and its members consider, among other things, competitive surveys, public compensation filings of our compensation peer group companies, other relevant market data, and recommendations made by our Chairman, Chief Executive Officer, the Committee’s and management’s external compensation consultants and members of our Human Resources Department. The resulting executive compensation programs are designed to:

•

Motivate and reward our executives both (i) to achieve or exceed the Company’s performance objectives and (ii) to propel the Company’s business forward through exceptional operational excellence and execution of our business strategy;

•

Link executives’ compensation with specific business objectives set by the Company’s senior management and Board and with the interests of our stockholders, by tying a significant portion of personal income opportunity to the value of our stock;

•	Reinforce the importance of accountability and team cooperation by tying a significant portion of executive compensation to overall Company performance;

•	Motivate, attract and retain talented leaders who are, and will continue to be, needed for the implementation of our growth and operational excellence strategies;

•	Provide the Committee discretion to reward individual performance or accomplishments, while also emphasizing teamwork and the Company’s overall success; and

•	Be competitive with compensation packages offered by members of our compensation peer group.

Our Named Executive Officers

The following current and former executive officers are the Company’s “Named Executive Officers” for fiscal year 2011 under applicable SEC regulations:

•	William A. Wulfsohn – President and Chief Executive Officer

•	K. Douglas Ralph – Senior Vice President and Chief Financial Officer

•	David L. Strobel – Senior Vice President, Global Operations

•	Sunil Y. Widge – Senior Vice President, Strategic Business Development and Governmental Affairs

•	James D. Dee – Vice President, General Counsel and Secretary

•	Michael L. Shor – Special Advisor to the President and Chief Executive Officer; former Executive Vice President, Advanced Metals Operations & Premium Alloys Operations

Benchmarking and Comparator Group Analysis

For purposes of its fiscal year 2011 determinations, the Company engaged Compensation Advisory Partners LLC, an outside compensation consulting firm, to conduct a competitive assessment of our compensation program for the Named Executive Officers, excluding the Chief Executive Officer, and to make recommendations to the Committee for the Committee’s review and approval. Separately, Pearl Meyers & Partners (“PM&P”) was retained by the Committee to benchmark compensation and provide recommendations regarding total compensation for our Chief Executive Officer. In developing competitive compensation recommendations with respect to the Named Executive Officers, the consultants established a benchmark match for each position, based on a broad perspective of the relevant market and detailed competitive survey data and proxy disclosures of peer companies, for each of the following elements of compensation:

•	base pay;

•	target annual cash incentive bonus;

•	target total cash compensation;

•	expected value of long-term incentives; and

•	target total direct compensation.

The Committee used this benchmark data and it also accepted the consultants’ recommendation that it use a Comparator Group for competitive compensation analysis that consists of thirteen public companies that manufacture and sell specialty metals and that draw upon similar executive talent. This peer group includes companies approximately one-half to six times the Company’s revenue size. The Comparator Group used by the Committee for fiscal year 2011 consisted of the below public companies operating in various parts of the world that have reported revenues between $700 million and $6.8 billion, with median revenue of $1.9 billion as compared to our fiscal year 2011 revenue of $1.6 billion. These companies were selected based on industry, size, US-based headquarters, with a particular focus on companies with which we compete for executive talent, customers and/or investor capital.

Allegheny Technologies, Inc. Carlisle Companies, Inc. General Cable Corp. Gibraltar Industries, Inc. Hexcel Corp. Materion Corporation Olympic Steel, Inc.	Precision Castparts Corp. RPM International, Inc. Teleflex, Inc. The Timken Company Triumph Group, Inc. Worthington Industries, Inc.

While the Committee uses benchmark data as a reference point, it is not the sole determining factor in making our executive compensation decisions. The survey data is used primarily to ensure that, in totality, our executive compensation program is competitive when the Company achieves targeted performance levels.

Fiscal Year 2011 Compensation Strategy

The Committee developed fiscal year 2011 compensation levels by taking into account the general philosophy and objectives summarized above. The Committee benchmarked against the Comparator Group and survey data, and took into account the differing fiscal years of members of the Comparator Group, which complicates financial and compensation comparisons when there is a significant shift in customer demand or commodity costs.

The Committee reduced target long-term incentive values from fiscal year 2010 to align all pay components to a range of +/- 15% of the 50th percentile (median) of market positioning as guidelines for individual pay decisions. The Committee also changed to a 100% performance-based equity program for fiscal year 2011. These changes are intended to further align pay with business success, so the better the Company’s performance is compared to its peers, the greater the compensation to be awarded to employees. In isolated circumstances, we will deviate from the target pay positioning based on several factors, including:

•	Attraction and retention needs;

•	Individual performance; and

•	Internal equity issues.

The Committee established fiscal year 2011 compensation components for the Named Executive Officers (except for Mr. Wulfsohn) relative to the Comparator Group and survey data as follows:

•

Base salary approximating the 50th percentile, representing no change from the prior fiscal year, reflecting the Company’s desire to provide competitive fixed compensation to motivate, attract and retain talent, but with an emphasis on performance-based compensation components;

•

Target total cash compensation levels (consisting of base salary plus target annual cash bonus) was decreased from approximately the 65th percentile to approximately the 50th percentile, to motivate executive management to deliver above-average performance and business results and to recognize the Company’s size relative to the Comparator Group; and

•

Target total direct compensation (consisting of target total cash compensation plus the target value of long-term equity incentives) was decreased from approximately the 75th percentile to approximately the 50th percentile, to align the Named Executive Officers’ success with the success of our stockholders, to motivate executive management to deliver above-average performance and business results compared to our peers and to ensure that total compensation is appropriate given the Company’s size relative to the peer companies, except for Dr. Widge, whose target total direct compensation was set at the 65th percentile to induce him to rejoin the Company as an employee effective August 30, 2010, as further described in the Severance and Employment Arrangements section of this Compensation Discussion and Analysis.

As mentioned above, individual compensation levels may vary based on performance. The Company differentiates high performers through multiple mechanisms, including:

•	The Chief Executive Officer has discretion in the annual cash incentive to adjust individual payouts +/- 50%;

•	The Chief Executive Officer has an ad hoc award pool (RSUs and options); and

•	Flexibility in long-term incentive grants (further described below).

Any such compensation adjustments or awards for Named Executive Officers are approved by the Committee based on the recommendation of the Chief Executive Officer.

The Committee separately considered Mr. Wulfsohn’s compensation and worked with PM&P on all issues related to his total direct compensation level for fiscal year 2011. Mr. Wulfsohn’s base salary was set at the 48th percentile, his target total cash compensation was set at the 46th percentile, and his target total direct compensation was set at the 50th percentile. This positioning is consistent with our median target pay positioning.

Base Salaries

The Committee reviews salaries annually and may also do so in connection with a promotion or other major change in responsibilities. In performing such a review, the Committee usually considers, among other factors, the person’s job duties, critical skills, performance and achievements; the level of pay relative to comparable persons at relevant companies reviewed by the Committee, including the Comparator Group discussed above; and retention concerns. The Committee considered these factors in setting salaries for fiscal year 2011, and awarded the following pay increases:

NEO	Pay Increases Percent Increase from FY2010
William A. Wulfsohn	N/A	(1)
K. Douglas Ralph	2	%(2)
David L. Strobel	62.5	%(3)
Sunil Y. Widge	N/A	(1)
James D. Dee	N/A	(1)
Michael L. Shor	0%

(1)	Commenced employment with the Company in fiscal year 2011.
(2)	Consistent with the merit wage increases generally implemented for the Company’s salaried employees.
(3)	Mr. Strobel’s base salary was increased from $200,000 to $325,000 during fiscal year 2011 in connection with his increased job responsibilities and promotion to Senior Vice President, Global Operations.

Annual Cash Incentive Bonuses

The Company maintains an Executive Bonus Compensation Plan (“EBCP”) because it believes that a significant portion of a Named Executive Officer’s potential compensation should be contingent on Company business results and his or her successful leadership of the Company’s business that ultimately drives long-term value for our stockholders. The EBCP provides that Named Executive Officers and certain other executives are eligible to receive an annual cash incentive bonus based on certain performance metrics. In the prior fiscal year, the metrics were Operating Income (“OI”), weighted at 40%; Free Cash Flow (a non GAAP measure), weighted at 40%; Safety measured by total case incident rate, weighted at 10%; and On-Time Delivery, weighted at 10%. Operating Income is adjusted to exclude the pension, earnings, interest and the deferrals portion of net pension expense. The Free Cash Flow (defined as net cash provided from operations less capital expenditures and dividends) metric was used in fiscal year 2010 to focus management on generating positive free cash flow in order to maintain a strong balance sheet during an economic downturn. For fiscal year 2011, the Committee substituted the Free Cash Flow metric with a Return on Net Assets (“RONA”) metric (weighted at 20%) and a Revenue metric (weighted at 20%), both of which are intended to measure growth as global economic conditions continue to improve, which we consider a strategic priority for the Company. RONA is an indicator of how profitable a company is relative to total assets. RONA is defined as net income plus tax affected interest expense included in net income, divided by the average of total assets minus non-interest bearing current liabilities. Revenue is defined as net sales less surcharge. Achieving revenue growth above the market growth rate is one of the key financial objectives of the Company.

In summary, the five metrics for the Named Executive Officers and other executives under the EBCP for fiscal year 2011 are:

Metric	Weight
Operating Income	40%
RONA	20%
Revenue	20%
Safety	10%
On-Time Delivery	10%

The Committee sets Threshold, Target and Maximum performance goals for each metric. Achievement of a Target goal results in payment of the following target bonus for the fiscal year:

Bonus Opportunity as % of Base Salary

NEO	Threshold	Target	Maximum
William A. Wulfsohn	25%	100%	200%
K. Douglas Ralph	20%	80%	160%
David L. Strobel	20%	80%	160%
Sunil Y. Widge	12.5%	50%	100%
James D. Dee	12.5%	50%	100%
Michael L. Shor*	20%	80%	160%

*	Bonus payment will be pro-rated to include only base salary received during the period July 1 through September 30, 2010 pursuant to the Agreement dated September 2, 2010 between the Company and Mr. Shor.

If performance does not reach the Threshold (or minimum) level, no bonus is earned under the EBCP in the normal course.

The Committee considers extraordinary items and unanticipated developments throughout the year to determine any adjustments to a particular bonus metric attainment. For determining attainment for fiscal year 2011, the Committee considered extraordinary items including acquisition related costs incurred in fiscal year 2011 and certain tax benefits recognized in fiscal year 2011 relating to the divestiture of certain subsidiaries in 2008.

As part of the Committee’s data verification process for approving EBCP awards, performance data relative to the Company’s operating results for financial reporting purposes are reviewed by the Audit/Finance Committee of the Board before being applied by the Committee in making its award determinations.

For fiscal year 2011, the Target, Threshold and Maximum targets for the OI, RONA, Revenue, Safety and On-Time Delivery measures, and actual year-end attainment, adjusted as described above, were as follows:

(In Millions)	Weight	Threshold	Target	Maximum	Year End Result	Attainment
Operating Income	40%	$73	$121	$170	$134.1	116.7%
RONA	20%	3.9%	6.1%	8.3%	7.0%	140.9%
Revenue	20%	$1,015	$1,128	$1,252	$1,231	180.3%
Safety (% improvement over FY10)	10%	No Change	19%	41%	5%	46.4%
On-Time Delivery (% improvement over FY10)	10%	-4%	1%	8%	-15%	0%

Overall Attainment						115.6%

These specific targets were selected by the Committee after reviewing the Company’s operating plan and the environment within which the Company operates, and using its judgment to define appropriate targets to align the relationship between pay and performance. Targets, with the exception of revenue, are based on the Company’s 2011 operating plan, which is reflective of the current improving business environment. The threshold and maximum operating income targets are set at +/- 40% of the operating plan. Target revenue is based on 21% growth over fiscal year 2010, which is 3% above the fiscal year 2011 operating plan.

The primary financial objectives for setting the fiscal year 2011 bonus metrics were to encourage a better than market growth rate increase in revenue and to generate a higher level operating income. Additionally, the Company wanted to maintain its strong financial position (balance sheet) through income generation and pro-active working capital management. The RONA target of 6.1% is reflective of achieving the planned level of net income as well as established working capital metrics.

For fiscal year 2011, the Committee determined that the year-end results of each metric (see the Actual Attainment column in the above table), weighted as described above, resulted in 115.6% of Target bonus attainment. See the Summary Compensation Table column (g) for bonus payout for each Named Executive Officer.

Long-Term Equity Incentives

Our principal long-term incentive program for Named Executive Officers and other executives is achieved through equity-based awards that are tied to the Company’s performance and the future value of our common stock, and thus are aligned directly with the interests of our stockholders. The Committee believes such awards focus executives on the Company’s longer-term interests and strategic business decisions and encourage retention. For fiscal year 2011, the Committee relied on benchmarking and each executive’s contributions towards corporate goals to determine the following target values of long-term incentives for each Named Executive Officer:

NEO	LTI Opportunity(1)
	(thousands)
William A. Wulfsohn	$2,200
K. Douglas Ralph	$675
David L. Strobel	$400
Sunil Y. Widge	$200	(2)
James D. Dee	$250
Michael L. Shor	$287	(3)

(1)	The opportunity is defined in terms of dollar value rather than units of equity.
(2)	Excludes the value of the time-based restricted stock units granted to Dr. Widge upon hire, as described in the Severance and Employment Arrangements section of this CD&A.
(3)	Reflects the pro-rated opportunity value pursuant to the Agreement dated September 2, 2010 between the Company and Mr. Shor.

Stock-Based Incentive Compensation Plan for Officers and Key Employees

The Committee uses our Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Executive Stock Plan”) to provide equity-based compensation to executives and other key personnel. The Committee uses a mix of stock options and performance-based restricted stock units (“RSUs”). One RSU is equivalent in value to one share of the Company’s common stock. For fiscal year 2011, the Committee decided not to use time-based RSUs in the equity-based compensation mix, deciding instead to use 100% performance-based equity award opportunities to further align compensation and the Company’s success.

To determine the mix of equity-based compensation, the Committee considered current industry trends, common practice among our Comparator Group, and the behaviors the awards are intended to drive (balancing performance-based equity awards, and stock options, which focus primarily on operating and stock performance, with the time-based vesting elements of performance-based RSUs, which focus primarily on retention). Applying this analysis for fiscal year 2011, the Committee granted a mix of stock options and performance-based RSUs, more fully described below. Overall, the mix of long-term incentives is as follows:

Vehicle	Weighting
Stock Options	25%
Performance-based RSUs (TSR)	40%
Performance-based RSUs (EPS)	35%

•

Stock Options – When stock options are granted, the exercise price is the closing share price on the NYSE on the date of the grant. One third of the options awarded for fiscal year 2011 vest on each of the three anniversary dates following the grant. We believe such stock options provide the executives with strong alignment with the economic interests of stockholders because the executives receiving them only realize a gain if the Company’s stock price increases over the exercise price. Stock options constituted about 25% of the total long-term incentive grant for the Named Executive Officers.

•	Performance-Based RSUs – Two forms of performance-based RSUs were granted for fiscal year 2011:

1.	Three-Year Performance-Based RSUs made up 40% of the Named Executive Officer’s long-term incentive opportunity – Equity grants are made by the Committee to Named Executive Officers at the conclusion of the three-year performance period. These RSUs may be earned based on three-year Total Stockholder Return (“TSR”) versus the peer group as specified in the Company’s 2011 Annual Report on Form 10-K. The stock units may be achieved at or in between three levels – namely, Threshold, Target and Maximum – with the respective potential stock award equal to 50%, 100% and 200% of the individual’s target stock unit award based on performance attainment of the TSR metric. Awards denominated in shares of Company common stock are earned to the extent that returns on Company common stock (generally, trading price increase plus dividends) exceed the returns on the common stock of members of a peer group over a three-year performance measurement period. The Committee adopted this formula because it believes that the TSR metric is strongly aligned with value creation. The performance period ends June 30, 2013. It should be noted, the TSR peers differ from the compensation peers due to factors including:

•	Size – Size of a company is less of a factor in stock performance, but does have greater influence on compensation paid to executives.

•

Domestic vs. International – due to constraints of disclosure, we focus the compensation peers on United States-based companies as the level of disclosure of compensation practices outside the United States vary on a country by country basis.

2.	One-Year Performance-Based RSUs made up 35% of the Named Executive Officer’s long-term incentive opportunity – Equity grants are made to Named Executive Officers by the Committee annually as part of its fiscal year-end compensation process following its receipt of the Company’s full year performance data. These RSUs may be achieved at or in between three levels – namely, Threshold, Target and Maximum – with the respective potential stock unit award equal to 50%, 100% and 200% of the individual’s target stock unit award based on performance. For fiscal year 2011, the stock units were earned based on Earnings Per Share (“EPS”) performance for the period. The EPS Threshold ($0.43), Target ($1.12) and Maximum ($1.81) were derived from the Company’s business plan. To encourage retention and appropriate long-term focus, the Committee determines the amount of RSUs earned under the performance criteria (referred to as the “scored” units) at the conclusion of the one-year performance period, but the scored units only vest on the first and second anniversaries after the one-year performance period ends (50% per year) if the executive remains employed by the Company through the respective vest date. Actual fiscal year 2011 EPS was calculated by the Committee to be $1.53 (159.4% achievement), after taking into account the adjustments described above in the “Annual Cash Incentive Bonuses” section of this Proxy Statement.

The following chart illustrates graphically the long-term compensation plan described above. Actual long-term incentive awards for fiscal year 2011 for each Named Executive Officer are set forth in the Summary Compensation Table, columns (e) and (f).

Special Inducement or Retention Awards

From time to time, the Committee identifies circumstances giving rise to the need to issue an incentive award, other than during the ordinary cycle, to fulfill particular retention objectives.

In the Letter Agreement between the Company and Mr. Wulfsohn dated June 3, 2010 (filed as Exhibit 10.1 to Form 8-K, dated June 7, 2010), Mr. Wulfsohn was granted, effective on July 1, 2010, the date on which he commenced service as President and Chief Executive Officer, a restricted stock unit award with respect to shares of the Company’s common stock having a fair market value on that date of $4,475,031. This award will vest as follows: 27.25% vested on July 1, 2011, and 24.25% will vest on each of July 1, 2012, 2013, and 2014, subject in each case to Mr. Wulfsohn’s continued service with the Company through the applicable vesting date.

Mr. Ralph was granted, effective August 17, 2010, a restricted stock unit award with respect to shares of the Company’s common stock having a fair market value on that date of $22,578. This award will vest 100% on August 17, 2013, subject to Mr. Ralph’s continued service with the Company through that date. Mr. Ralph was also granted, effective August 17, 2010, a stock option award with respect to shares of the Company’s common stock having a fair market value on that date of $4,100. One third of the award will vest on each of August 17, 2011, 2012 and 2013, subject in each case to Mr. Ralph’s continued service with the Company through the applicable vesting date.

Mr. Strobel was granted, effective September 7, 2010, the date on which he received a promotion to the position of Senior Vice President – Global Operations, a stock option award with respect to shares of the Company’s common stock having a fair market value on that date of $37,500. Mr. Strobel was also granted, effective May 1, 2011, a stock option award with respect to shares of the Company’s common stock having a fair market value on that date of $25,000. One third of each award will vest on each of the first, second and third anniversaries of the respective grant dates.

Dr. Widge was granted, effective June 29, 2011, a restricted stock unit award with respect to shares of the Company’s common stock having a fair market value on that date of $48,500. This award will vest 100% on June 29, 2014.

Stock Ownership Guidelines

Equity awards earned through the Company’s long-term incentive program help Named Executive Officers and other executives adhere to the Company’s stock ownership guidelines. The Committee requires the Chief Executive Officer to hold equity in the Company with a fair market value equal to at least five times his or her base salary; for Senior Vice Presidents, the minimum equity holding requirement is three times his or her base salary, and for Vice Presidents, the minimum equity holding requirement is two times his or her base salary. Holdings may consist of either restricted or unrestricted stock or stock units and there is a five-year phase-in period for satisfying the minimum equity holding requirements. All Named Executive Officers satisfied the Company’s equity holding requirements.

Retirement and Post-Employment Benefits

We believe retirement plans and other post-employment benefits serve to attract and retain talented personnel generally.

The General Retirement Plan for Employees of Carpenter Technology Corporation (“GRP”) is a qualified plan that generally provides retirement benefits to employees, including Named Executive Officers, at age 65 (with five years of service), from age 55 (with ten years of service), or at any age with 30 years of service. For most employees, including the Named Executive Officers, these benefits are based on either: (a) a fixed monthly rate for each year of service; or (b) the sum of (i) the worker’s highest average annual earnings multiplied by 1.3% for each of the first 20 years of service, and (ii) the worker’s highest average annual earnings multiplied by 1.4% for each year of service over 20. This average is calculated from the highest five annual periods (within the last 20 years) ending on the date of retirement. Earnings generally include all salaries, bonuses and other cash compensation.

The Company has two restoration plans for those participants in the GRP whose benefits are reduced by limitations under the Internal Revenue Code (the “Code”) on compensation actually paid, the Benefit Equalization Plan (“BEP”) and the Earnings Adjustment Plan (“EAP”). In general, benefits under these plans are subject to the same administrative rules as the GRP. Each Named Executive Officer is eligible for benefits under the BEP and the EAP to ensure that post-retirement income reflects the value of actual earnings during active employment.

Our Officers’ Supplemental Retirement Plan (“OSRP”) provides supplemental pension benefits to participants, including Named Executive Officers, whose benefits will be reduced under the GRP because of income that he or she elected to defer under the Company’s deferred compensation plan. This was done to increase our ability to recruit and to retain talent, and it has been maintained to ensure that a participant’s post-retirement income reflects the fair value of his or her actual earnings during active employment. The OSRP restores reductions that occur under the GRP because of income deferrals, without regard to any limitations under the Code. These benefits are subject to the same administrative rules as the GRP.

Our Named Executive Officers, with the exception of Messrs. Wulfsohn and Dee, have been designated by the Board as participants under our Supplemental Retirement Plan for Executives (“SRP”), which was designed to provide a minimum level of post-retirement income to such persons in recognition of their service and dedication to the Company at the management level. This supplemental benefit is payable for a fixed term of fifteen years, generally commencing in the seventh month following eligibility for GRP monthly payments. The Committee determined in fiscal year 2010 that the Company’s goals underlying the SRP could be better achieved using alternative means. The Board of Directors decided on June 29, 2010, to use compensation programs, primarily long-term incentives, to attract and retain mid-career hires, rather than rely upon the SRP. The Board therefore, effective June 30, 2010, froze entry into the SRP and enacted a freeze on SRP benefits to be earned by current active participants in the plan. Under the freeze, future accruals (5% of a participant’s highest annual earnings per year of service for up to ten years of participation) will cease effective December 31, 2012.

The Health Protection Account (“HPA”) provides retiree medical benefits for some employees, including Named Executive Officers, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The benefits are equal to monthly credits that participants can use to pay for qualified medical expenses, including the ability to buy into the Carpenter-sponsored retiree medical plans. The monthly credits are determined at retirement by multiplying a participant’s earned percentage by the applicable premiums for the Carpenter-sponsored retiree medical plan in the year of retirement and vary before and after the age at which a participant and/or dependents are eligible for Medicare. Monthly credits are capped at $528 per month pre-Medicare and $338 per month post-Medicare for single coverage and at $922 per month pre-Medicare and $593 per month post-Medicare for family coverage. The earned percentage is equal to 3% per year of continuous service but not less than 50% nor more than 90%.

The Company also provides retiree life insurance benefits for some employees, including Named Executive Officers, who are eligible to receive an immediate retirement benefit from the GRP upon termination of employment. The face amount of the retiree life insurance benefit is equal to $5,000. Effective June 30, 2010, the Company terminated retiree life insurance plans that provided additional retiree life insurance coverage to officers of the Company, including Named Executive Officers. The termination means that executives who had not yet qualified to retire and had not begun to receive plan benefits as of June 30, 2010, would no longer be eligible for plan participation. Dr. Widge is the only Named Executive Officer eligible for additional retiree life insurance coverage.

Benefits for Named Executive Officers under the above plans are discussed in detail in the “Executive Compensation” section of this Proxy Statement.

Savings Plan and Deferred Compensation Plan

Our Savings Plan is a profit sharing plan. As a cost saving measure during the economic downturn, the Company reduced its contribution of the eligible salary of each eligible employee, including the Named Executive Officers, from 3% to 2% (reduction effective August 2, 2009). In fiscal year 2011, the Company resumed the 3% contribution (effective January 13, 2011). The Company’s contribution is invested, at the employee’s election, into one or more pre-established investment funds. If the Company’s contribution for any executive is limited under the Code, the executive will receive any lost contributions under the Company’s deferred compensation plan discussed immediately below.

The Company sponsors a non-qualified, deferred compensation plan for executives, including Named Executive Officers, to supplement its qualified Savings Plan. Executives may annually defer up to 35% of their base pay and entire cash bonus. These sums are deliverable to the executive later, either on a date selected by the person or upon the occurrence of a specified event.

Perquisites

The Company provides a limited number of perquisites and other personal benefits to Named Executive Officers, which it believes are reasonable and consistent with its goal to motivate, attract and retain key executives. We believe the perquisites we offer also provide benefit to the Company (e.g., encourage executives to manage their health). The following perquisites are available to each Named Executive Officer with the exception of Mr. Dee, who is not eligible for tax preparation or financial and tax planning benefits:

•	Tax preparation fees up to $1,500 (annually);

•	Financial planning and tax planning expenses up to $8,500 (annually);

•	Medical examination up to $7,500 (annually or bi-annually, depending on age); and

•	Employment relocation expenses.

In addition, in the Letter Agreement between the Company and Mr. Wulfsohn dated June 3, 2010 (filed as Exhibit 10.1 to Form 8-K, dated June 7, 2010), to encourage Mr. Wulfsohn to accept and promptly commence employment, the Company agreed to purchase Mr. Wulfsohn’s home in the Pittsburgh area for its fair market value, as determined by two independent appraisals, and granted Mr. Wulfsohn a $100,000 relocation bonus and comprehensive reimbursement or payment of relocation expenses, all subject to repayment by Mr. Wulfsohn upon termination for “cause” or resignation without “good reason” within 18 months of his start date.

We believe these items are advantageous to the Company and its stockholders, and they keep these executives focused on the legitimate interests of the business.

Health Benefits and Disability Insurance

The Company currently provides its executive officers with the same health plan afforded to all employees of the Company. In addition, as mentioned in the Perquisites section above, the Company encourages each executive officer to have a periodic physical examination, reimbursing the executive for certain additional out-of-pocket health costs associated with it that are not covered by the Company’s self-funded plan. This reimbursement is tax deductible to the Company. The Company also affords its executive officers supplemental disability insurance benefits. This disability benefit is based upon meeting certain medical underwriting requirements, and provides for additional disability income in excess of what the Company provides its employees generally.

Management believes that the additional health benefits and disability insurance afforded executive officers is reasonable and competitive in the marketplace.

Severance and Employment Arrangements

On June 29, 2010, the Board of Directors approved an Executive Severance Plan, effective July 1, 2010 to create a standard practice of addressing executive severance in certain circumstances. The plan provides for the continuation of certain elements of compensation and benefits following a termination without cause or resignation for good reason. The continuation period is 18 months for the Chief Executive Officer and 12 months for an Executive Vice President, Senior Vice President or Vice President.

Mr. Wulfsohn has a separate written agreement with the Company relating to his employment, entered into on June 3, 2010, effective July 1, 2010. So long as this arrangement remains in existence, the Executive Severance Plan described above does not apply to Mr. Wulfsohn. This arrangement does not require a minimum period of employment for Mr. Wulfsohn. The arrangement provides for the continuation of certain minimum levels of salary during his employment tenure and for payments in some termination circumstances. With respect to payments upon separation from employment from the Company under some circumstances, Mr. Wulfsohn is entitled to payments if his separation is initiated by the Company without “cause” or is initiated by him for “good reason”.

Mr. Ralph has a separate written arrangement with the Company relating to his employment, entered into on July 6, 2007. So long as this arrangement remains in existence, the Executive Severance Plan described above does not apply to Mr. Ralph. This arrangement does not require a minimum period of employment for Mr. Ralph. This arrangement provides for the continuation of certain minimum levels of salary and benefits during his employment tenure and for payments in some termination circumstances. Mr. Ralph’s arrangement provides for an annual base salary and for health and life insurance programs. With respect to payments upon separation from employment with the Company under some circumstances, Mr. Ralph is entitled to payments unless his separation occurs because of death or for fraud, misconduct or gross neglect of duty.

Dr. Widge is not eligible for severance benefits in the absence of a Change in Control as per his Employment Letter Agreement dated August 24, 2010.

Effective September 1, 2010, the Board of Directors approved an Amended and Restated Change in Control Severance Plan. The amended and restated Plan provides for certain payments and benefits to a covered executive whose employment with the Company ceases during the two-year period following a Change in Control of the Company due to (i) a termination without “cause” or (ii) a resignation for “good reason”. In such circumstances, an Associate Vice President or Vice President level employee of the Company would receive: (i) one times his or her annual base salary and (ii) continuation of medical and prescription benefits for 12 months. A Senior or Executive Vice President would receive: (i) two times his or her annual base salary and (ii) continuation of medical and prescription benefits for 24 months. Each terminated covered executive would also receive: (i) one times his or her target annual bonus and (ii) outplacement services for 12 months. The new Amended and Restated Change in Control Severance Plan eliminates the gross-up on excise taxes for all executives.

Messrs. Wulfsohn, Ralph and Shor have special severance agreements with the Company, which were designed to encourage them to remain with the Company and continue in their duties if there is a pending or potential Change in Control of the Company, and to afford income protection if their respective positions are terminated or significantly changed following a Change in Control. Mr. Ralph will be transitioned over to the Amended and Restated Change in Control Severance Plan upon the expiration of his Special Severance Agreement on August 24, 2013. Mr. Shor was no longer eligible for benefits under his Agreement effective upon his retirement on July 1, 2011.

These agreements and plans are discussed in more detail in the “Potential Payments Upon Termination of Employment” section of this Proxy Statement.

Dr. Widge previously served as an employee of the Company, retiring effective January 31, 2009. Between February 1, 2009 and August 30, 2010, Dr. Widge performed services for the Company under a Consulting Agreement dated December 9, 2008. Pursuant to an Agreement between the Company and Dr. Widge dated September 2, 2010 (filed as Exhibit 10(E) to Form 10-Q, dated November 5, 2010), the Consulting Agreement was terminated and Dr. Widge was rehired by the Company in the role of Senior Vice President – Strategic Business Development and Governmental Affairs. Because Dr. Widge completed all hours of service under the Consulting Agreement (originally scheduled to be performed through January 31, 2012) without receiving his full consideration, the Company paid Dr. Widge, upon his rehire, a lump sum payment of $292,133 and issued him the equivalent of $315,000 of time-based restricted stock units. Fifty (50%) percent of the time-based restricted stock units vested on April 30, 2011 and the remaining fifty (50%) percent will vest on January 31, 2012. In addition, Carpenter paid Dr. Widge a lump sum payment of $125,000 as consideration for the additional hours he worked above the 2,880 hours required under his Consulting Agreement.

Both Mr. Strobel and Mr. Dee have Employment Letter Agreements with the Company (filed as Exhibit 10(C) and Exhibit 10(F), respectively, to Form 10-Q, dated November 5, 2010). These employment letters confirm the fiscal year 2011 compensation and benefits for such officers as otherwise described in this Proxy Statement.

On September 2, 2010, the Company and Mr. Shor entered into an Agreement (Exhibit 10(D) to Form 10-Q, filed November 5, 2010) to address Mr. Shor’s desire to retire from the Company upon attaining his thirty (30) years of continuous service and to transition from his position of Executive Vice President, Advanced Metals Operations & Premium Alloys Operations, to the non-executive position of Special Advisor to the Chief Executive Officer. The Agreement provided for: (1) the continuation of salary and benefits through Mr. Shor’s retirement date, effective July 1, 2011; (2) calculation of his bonus opportunity under Carpenter’s Executive Bonus Compensation Plan based on only his base compensation for the period July 1, 2010 through September 30, 2010; (3) three months of service credit for the period July 1, 2010 through September 30, 2010 for any performance awards he may be entitled to under Carpenter’s Stock-Based Incentive Compensation Plan for Officers and Key Employees (resulting in the following prorated performance opportunities: 3/4 of the fiscal year 2009 three-year performance period; 5/12 of the fiscal year 2010 one-year performance period; 1/4 of the fiscal year 2011 one-year performance period; and 1/12 of the fiscal year 2011 three-year performance period); and (4) the vesting, on the 30th day following his retirement date, of any time-based stock options, restricted stock awards or restricted stock units that are outstanding on Mr. Shor’s retirement date and that are otherwise unvested.

Tax Deductibility of Compensation

To the extent that the aggregate compensation subject to Section 162(m) of the Internal Revenue Code paid to any Named Executive Officer (other than our principal financial officer) exceeds $1 million, it is not deductible by the Company for federal income tax purposes unless it is “performance-based” as defined in the Code. Cash bonuses and RSU grants are performance-based only if they are earned based on achieving objective goals under stockholder approved plans. Cash bonuses granted under the Executive Bonus Compensation Plan (“EBCP”) and stock options and performance-based RSUs granted under the Executive Stock Plan are intended to qualify as performance-based compensation under the Code, and each Plan has been approved by the Company’s stockholders. The Committee has the authority to award some compensation that may not be deductible under the Code, such as RSU grants that are solely time-based, if such compensation advances the overall interests of the business. Certain portions of the compensation paid to the Named Executive Officers may not be deductible under the Code.

COMPENSATION COMMITTEE REPORT

The Human Resources Committee, which serves as the compensation committee of the Board of Directors for purposes of applicable NYSE and SEC requirements, has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management. Based on such review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our 2011 Annual Report on Form 10-K.

This report is respectfully submitted by the members of the Human Resources Committee.

Kathryn C. Turner, Chair	Jeffrey Wadsworth
Robert R. McMaster	Stephen M. Ward, Jr.
Gregory A. Pratt

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation accrued or paid by Carpenter for services rendered during the fiscal years ended June 30, 2011, 2010 and 2009, by Carpenter’s Chief Executive Officer, Chief Financial Officer and each of the other Named Executive Officers.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)			Bonus ($) (d)		Stock Awards (1) ($) (e)		Option Awards (2) ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($) (h)		All Other Compensation (4) ($) (i)		Total ($) (j)

Wulfsohn, William A. President and Chief Executive Officer	2011 2010 2009		$803,079			$0		$6,461,195		$611,158		$896,036		$58,890		$648,652		$9,479,010

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	2011 2010 2009	$ $ $	405,874 392,862 400,242		$ $ $	0 0 0	$ $ $	632,006 1,553,850 428,583	$ $ $	192,223 249,004 0	$ $ $	387,736 420,129 0	$ $ $	241,796 170,159 133,110	$ $ $	64,736 50,024 38,785	$ $ $	1,924,371 2,836,028 1,000,720

Strobel, David L. Senior Vice President - Global Operations	2011 2010 2009	$ $ $	254,424 196,923 200,770		$ $ $	0 0 0	$ $ $	395,333 181,405 112,210	$ $ $	113,784 65,285 0	$ $ $	237,610 106,051 22,000	$ $ $	395,420 313,404 198,397	$ $ $	13,309 6,124 4,403	$ $ $	1,409,880 869,192 537,780

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	2011 2010 2009	$ $ $	338,153 426,852 691,284	(5) (6) (7)	$ $ $	0 0 0	$ $ $	521,501 0 329,492	$ $ $	57,262 0 0	$ $ $	147,939 0 0	$ $ $	0 569,452 842,533	$ $ $	434,145 0 24,549	$ $ $	1,499,000 996,304 1,887,858

Dee, James D. Vice President, General Counsel and Secretary	2011 2010 2009		$242,312			$0		$224,535		$71,839		$133,339		$22,689		$44,771		$739,485

Shor, Michael L. former Executive Vice President-Advanced Metals Operations and Premium Alloys Operations	2011 2010 2009	$ $ $	408,622 400,794 408,381		$ $ $	0 0 0	$ $ $	103,580 932,525 577,806	$ $ $	215,292 335,622 0	$ $ $	101,316 428,611 0	$ $ $	1,187,319 1,137,539 933,496	$ $ $	53,318 53,133 56,330	$ $ $	2,069,447 3,288,224 1,976,013

(1)	The grant date fair value of stock awards granted to our Named Executive Officers in fiscal year 2011 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter’s 2011 Annual Report on Form 10-K.

The values shown include time-based restricted stock or restricted stock unit awards and both one- and three-year performance share awards. For the performance share awards, the values represent the expected award value on the grant date. The maximum values of the performance share awards on the grant date were:

	Fiscal Year 2011
Name	1 Year Maximum	3 Year Maximum
William A. Wulfsohn	$1,540,037	$2,432,291
K. Douglas Ralph	$472,524	$746,332
David L. Strobel	$306,545	$484,130
Sunil Y. Widge	$122,504	$193,474
James D. Dee	$174,129	$274,954
Michael L. Shor	$135,676	$71,387

Fiscal year 2011 values for Mr. Shor represent the prorated one- and three-year opportunities based on Mr. Shor’s Agreement dated September 2, 2010 as described in the “Long Term Incentives” section of the Compensation Discussion and Analysis. Actual attainment for one-year performance share awards for all Named Executive Officers was 159.4% in fiscal year 2011.

(2)	The grant date fair value of option awards granted to our Named Executive Officers in fiscal year 2011 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter’s 2011 Annual Report on Form 10-K.
(3)	Shows the aggregate change in the actuarial present value of accumulated benefits under all defined benefit plans (including non-qualified plans) from July 1 to June 30 of fiscal years 2011, 2010 and 2009. The amounts were computed using the same assumptions used for financial statements reporting purposes described in Note 11 to Carpenter’s financial statements. Amounts paid under the plans use assumptions contained in the plans and may be different than those used for financial reporting purposes.

For Mr. Shor, the values of benefits as of June 30, 2011 are based on the actual benefits he elected as a retiree.

(4)	Other income and benefits include: financial and tax counseling and tax preparation, insurance premiums, dividend equivalents on unvested restricted stock and stock units, contributions to the 401(k) Savings Plan and the Deferred Compensation Plan for Officers and Key Employees, unused earned vacation, relocation benefits for Mr. Wulfsohn and Mr. Dee, and compensation in lieu of payments under a consulting agreement for Dr. Widge. Please reference the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis for additional details of Dr. Widge’s agreement. Not all of the listed income and/or benefits were provided to each Named Executive Officer. The All Other Compensation table sets forth items included in the “All Other Compensation” column of the “Summary Compensation Table” above.
(5)	Includes $71,142 paid to Dr. Widge pursuant to his Consulting Agreement described in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.
(6)	Represents payments made to Dr. Widge pursuant to his Consulting Agreement described in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.
(7)	Includes $472,284 paid to Dr. Widge pursuant to his Consulting Agreement described in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits(1) ($)		Insurance Premiums ($)		Company Contributions to Retirement and 401(k) Plans ($)		Consulting Agreement Termination Payment(2) ($)		Dividend Equivalents on Restricted Shares ($)		Total ($)

Wulfsohn, William A. President and Chief Executive Officer	2011		$529,113		$1,166		$19,508		$0		$98,865		$648,652
	2010
	2009

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	2011		$8,650		$776		$10,423		$0		$44,887		$64,736
	2010		$8,650		$646		$7,787		$0		$32,941		$50,024
	2009		$12,000		$738		$12,007		$0		$14,040		$38,785

Strobel, David L. Senior Vice President - Global Operations	2011		$0		$389		$6,491		$0		$6,429		$13,309
	2010		$0		$0		$0		$0		$6,124		$6,124
	2009		$0		$0		$0		$0		$4,403		$4,403

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	2011 2010 2009	$ $	3,200 8,000	$ $	616 586	$ $	6,706 6,570	$ $	417,133 0	$ $	6,490 9,393	$ $	434,145 24,549

Dee, James D. Vice President, General Counsel and Secretary	2011		$38,073		$583		$6,115		$0		$0		$44,771
	2010
	2009

Shor, Michael L. former Executive Vice President - Advanced Metals Operations	2011 2010 2009	$ $ $	9,000 9,500 6,000	$ $ $	778 648 754	$ $ $	10,490 8,454 12,251	$ $ $	0 0 0	$ $ $	33,050 34,531 37,325	$ $ $	53,318 53,133 56,330

(1)	For Mr. Wulfsohn, this amount includes $519,113 for incurred relocation expense and $10,000 for financial planning services; for Mr. Dee this amount represents incurred relocation expense.
(2)	Represents payments in the amounts of $292,133 and $125,000 in connection with the termination of the consulting agreement between Dr. Widge and the Company, as described in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.

The following table sets forth information about grants made during fiscal year 2011 to Named Executive Officers of awards under the Company’s equity or non-equity incentive plans, which are the Executive Bonus Compensation Plan (“EBCP”) and Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Executive Stock Plan”) described under the Compensation Discussion and Analysis section of this Proxy Statement.

Fiscal Year 2011 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)		(#)		(#)		($ / Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)		(i)		(j)		(k)	(l)

Wulfsohn, William A. President and Chief Executive Officer	07/01/10	05/28/10								137,313	(3)					$4,475,031
	07/30/10	07/29/10	$200,000	$800,000	$1,600,000	12,590	25,179	50,358	(4)							$1,216,146
	07/30/10	07/29/10				11,016	22,032	44,064	(5)							$770,018
	07/30/10	07/29/10										43,342	(6)	$34.95		$611,158

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	07/30/10	07/29/10	$81,396	$325,584	$651,168	3,863	7,726	15,452	(4)							$373,166
	07/30/10	07/29/10				3,380	6,760	13,520	(5)							$236,262
	07/30/10	07/29/10										13,298	(6)	$34.95		$187,513
	08/17/10											334	(6)	$33.85		$4,710
	08/17/10									667	(7)					$22,578

Strobel, David L. Senior Vice President - Global Operations	07/30/10	07/29/10	$27,500	$110,000	$220,000	859	1,717	3,434	(4)							$82,931
	07/30/10	07/29/10				752	1,503	3,006	(5)							$52,530
	07/30/10	07/29/10										2,956	(6)	$34.95		$41,682
	09/07/10	08/17/10	$22,500	$90,000	$180,000	859	1,717	3,434	(8)							$78,089
	09/07/10	08/17/10				751	1,502	3,004	(9)							$49,431
	09/07/10	08/17/10										3,139	(10)	$32.91		$42,968
	05/01/11		$15,000	$60,000	$120,000	572	1,144	2,288	(8)							$81,041
	05/01/11					501	1,001	2,002	(9)							$51,311
	05/01/11											1,344	(10)	$51.26		$29,134

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	08/30/10	08/17/10	$39,625	$158,500	$317,000	1,145	2,289	4,578	(4)							$96,733
	08/30/10	08/17/10				1,002	2,003	4,006	(5)							$61,252
	08/30/10	08/17/10										4,505	(6)	$30.58		$57,262
	08/30/10	08/17/10								10,301	(11)					$315,005
	06/29/11									858	(7)					$48,511

Dee, James D. Vice President, General Counsel and Secretary	09/13/10 09/13/10 09/13/10	08/17/10 08/17/10 08/17/10	$37,500	$150,000	$300,000	1,431 1,252	2,861 2,504	5,722 5,008	(4) (5)			4,952	(6)	$34.77	$ $ $	137,471 87,064 71,839

Shor, Michael L. former Executive Vice President - Advanced Metals Operations and Premium Alloys Operations	07/30/10 07/30/10 07/30/10	07/29/10 07/29/10 07/29/10	$21,918	$87,674	$175,347	370 971	740 1,941	1,480 3,882	(4) (5)			15,268	(6)	$34.95	$ $ $	35,742 67,838 215,291

(1)	Represents target bonus opportunity established by the Board under the EBCP for a one-year performance period beginning July 1, 2010 and ending June 30, 2011. The threshold is equal to 25% of target and the maximum is equal to 200% of target.
(2)	The grant date fair value of stock awards granted to our Named Executive Officers in fiscal year 2011 was computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. Assumptions made in this valuation are set forth in Note 16 to the financial statements contained in Carpenter’s 2011 Annual Report on Form 10-K.
(3)	Represents restricted stock units granted under the Executive Stock Plan pursuant to the Employment Letter Agreement between the Company and Mr. Wulfsohn, as described in the “Special Inducement or Retention Awards” section of the Compensation Discussion and Analysis.
(4)	Represents target equity opportunity established by the Board for a three-year performance period beginning July 1, 2010 and ending June 30, 2013. The threshold is equal to 50% of target and the maximum is equal to 200% of target. Values for Mr. Shor represent the prorated three-year opportunity based on Mr. Shor’s Agreement dated September 2, 2010 as described in the “Long-Term Equity Incentives” section of the Compensation Discussion and Analysis.

(5)	Represents target equity opportunity established by the Board for a one-year performance period beginning July 1, 2010 and ending June 30, 2011. The threshold is equal to 50% of target and the maximum is equal to 200% of target. For details of actual attainment, please reference the Executive Compensation section of this Proxy Statement. Values for Mr. Shor represent the prorated one-year opportunity based on Mr. Shor’s Agreement dated September 2, 2010 as described in the “Long-Term Equity Incentives” section of the Compensation Discussion and Analysis.
(6)	Represents stock options granted under the Executive Stock Plan during fiscal year 2011. The options have a ten-year term, become exercisable ratably over a three-year period following the grant date and will expire 90 days following termination of employment, except in the case of death, disability, or Retirement. In the event of death or disability, all options that were granted more than 12 months prior to the event become fully vested and exercisable by the participant or his or her estate for the remainder of the original term. In the event of Retirement, all unexercisable options granted more than 12 months before such retirement date shall become fully vested and exercisable by the participant or his or her estate for the remainder of the original term unless the Committee decides otherwise. Upon a Change in Control, all outstanding options become fully vested and immediately exercisable.
(7)	Represents a one-time special restricted stock unit award under the Executive Stock Plan during fiscal year 2011. These units will vest in full three years from grant date provided that the Named Executive Officer remains in service on that date, subject to acceleration upon death, disability, Retirement or Change in Control.
(8)	Represents an incremental equity incentive increase established by the Board for the three-year performance period beginning July 1, 2010 and ending June 30, 2013, as a result of Mr. Strobel’s change in responsibilities.
(9)	Represents an incremental equity incentive increase established by the Board for the one-year performance period beginning July 1, 2010 and ending June 30, 2011, as a result of Mr. Strobel’s change in responsibilities.
(10)	Represents an incremental increase in stock options granted during the fiscal year as a result of Mr. Strobel’s change in responsibilities.
(11)	Represents a one-time special restricted stock unit award under the Executive Stock Plan pursuant to an agreement between the Company and Dr. Widge in connection with his rehire and in lieu of compensation under a consulting agreement described in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.

The following table sets forth information about outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2011.

Outstanding Equity Awards At End of Fiscal Year 2011 Table

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
	Exercisable	Unexercisable

Wulfsohn, William A. President and Chief Executive Officer	0	43,342	(4)	0		$34.95	07/30/20	172,433	$9,945,935	50,358	$2,904,649

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	13,650 11,284 0 0	0 22,566 13,298 334	(5) (6) (4) (7)	0 0 0 0	$ $ $ $	43.65 17.29 34.95 33.85	06/30/18 07/29/19 07/30/20 08/17/20	62,557	$3,608,288	35,376	$2,040,488

Strobel, David L. Senior Vice President - Global Operations	3,575 2,959 0 0 0	0 5,916 2,956 3,139 1,344	(5) (6) (4) (8) (9)	0 0 0 0 0	$ $ $ $ $	43.65 17.29 34.95 32.91 51.26	06/30/18 07/29/19 07/30/20 09/07/21 05/01/21	12,550	$723,884	14,380	$829,438

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	0	4,505	(10)	0		$30.58	08/30/20	9,202	$530,771	4,578	$264,059

Dee, James D. Vice President, General Counsel and Secretary	0	4,952	(11)	0		$34.77	09/13/20	3,992	$230,259	5,722	$330,045

Shor, Michael L. former Executive Vice President - Advanced Metals Operations and Premium Alloys Operations	18,400 15,209 0	0 30,416 15,268	(5) (12) (13)	0 0 0	$ $ $	43.65 17.29 34.95	06/30/18 07/29/19 07/30/20	34,770	$2,005,534	12,678	$731,267

(1)	The table in this footnote provides specific information about the respective grant and vesting dates for outstanding shares reflected in the above table:

Named Executive	# of Shares Granted	Grant Date	Vest Date
Wulfsohn, William A.	35,120 137,313	07/30/10 07/01/10	06/30/12 – 50% 06/30/13 – 50% 07/01/11 – 27.25% 07/01/12 – 24.25% 07/01/13 – 24.25% 07/01/14 – 24.25%

Ralph, K. Douglas	667 10,776 27,602 6,062 17,450	08/17/10 07/30/10 01/19/10 07/29/09 07/29/09	08/17/13 06/30/12 – 50% 06/30/13 – 50% 01/19/13 06/30/12 07/29/12

Strobel, David L.	4,575 1,589 6,386	07/29/09 07/29/09 07/30/10	07/29/12 06/30/12 06/30/12 – 50% 06/30/13 – 50%

Widge, Sunil Y.	5,151 3,193	08/30/10 07/30/10	01/31/12 06/30/12 – 50%
06/30/13 – 50%
	858	06/29/11	06/29/14

Dee, James D.	3,992	09/13/10	06/30/12 – 50% 06/30/13 – 50%

Shor, Michael L. *	3,094 8,176 23,500	07/30/10 07/29/09 07/29/09	07/31/11 07/31/11 07/31/11

*	Mr. Shor’s awards became non-forfeitable upon his Retirement on July 1, 2011, and vested in full on July 31, 2011, pursuant to his Agreement dated September 2, 2010.

(2)	Market value is based on the June 30, 2011 closing price of the Company’s common stock ($57.68).

(3)	Represents the maximum opportunity established by the Board for three-year performance during fiscal years 2011 and 2010. The threshold is 50% of target and the maximum is 200% of target. The table in this footnote provides details for the performance-based stock awards reflected in the above table:

Named Executive	Fiscal Year	Number of Unearned Shares	Vest Date
Wulfsohn, William A.	2011	50,358	06/30/13 – 100%
Ralph, K. Douglas	2011 2010	15,452 19,924	06/30/13 – 100% 06/30/12 – 100%
Strobel, David L.	2011 2010	9,156 5,224	06/30/13 – 100% 06/30/12 – 100%
Widge, Sunil Y.	2011	4,578	06/30/13 – 100%
Dee, James D.	2011	5,722	06/30/13 – 100%
Shor, Michael L.	2011 2010	1,480 11,198	06/30/13 – 100% 06/30/12 – 100%

(4)	Stock options granted on July 30, 2010; one-third will vest on each of July 30, 2011, 2012 and 2013.
(5)	Stock options granted on June 30, 2008; one-third vested on each of June 30, 2009, 2010 and 2011.
(6)	Stock options granted on July 29, 2009; one-third vested on July 29, 2010 and one-third will vest on each of July 29, 2011 and 2012.
(7)	Stock options granted on August 17, 2010; one-third will vest on each of August 17, 2011, 2012 and 2013.
(8)	Stock options granted on September 7, 2010; one-third will vest on each of September 7, 2011, 2012 and 2013.
(9)	Stock options granted on May 1, 2011; one-third will vest on each of May 1, 2012, 2013 and 2014.
(10)	Stock options granted on August 30, 2010; one-third will vest on each of August 30, 2011, 2012 and 2013.
(11)	Stock options granted on September 13, 2010; one-third will vest on each of September 13, 2011, 2012 and 2013.
(12)	Stock options granted on July 29, 2009; one-third vested on July 29, 2010, and the remaining two-thirds will vest on July 31, 2011 pursuant to Mr. Shor’s Agreement dated September 2, 2010, as described in the “Long-Term Equity Incentive” section of the Compensation Discussion and Analysis.
(13)	Stock options granted on July 30, 2010; this award vested 100% on July 31, 2011 pursuant to Mr. Shor’s Agreement dated September 2, 2010, as described in the “Long-Term Equity Incentive” section of the Compensation Discussion and Analysis.

The following table sets forth information about options exercised by, and stock vested for the benefit of, Named Executive Officers during fiscal year 2011.

Fiscal Year 2011 Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wulfsohn, William A. President and Chief Executive Officer	0		$0	0		$0

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	0		$0	4,486 4,500 6,062 5,000	$ $ $ $	253,549 259,560 349,656 177,700

Strobel, David L. Senior Vice President - Global Operations	0		$0	1,174 1,175 1,590 870	$ $ $ $	66,354 67,774 91,711 32,338

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	0		$0	1,628 5,151	$ $	92,015 264,040

Dee, James D. Vice President, General Counsel and Secretary	0		$0	0		$0

Shor, Michael L. former Executive Vice President - Advanced Metals Operations and Premium Alloys Operations	10,000 5,209	$ $	352,100 187,316	4,538 6,050 8,177 3,000	$ $ $ $	256,488 348,964 471,649 111,510

Pension Benefits Generally

The Company maintains several pension and related benefit plans in which the Named Executive Officers and other executives are eligible to participate. These plans are described in the subsections that follow this subsection.

The following table sets forth information about the value of accumulated benefits and number of years of credited service under each of the Company’s defined benefit pension plan and supplemental executive retirement plans available to Named Executive Officers at the end of fiscal year 2011, based upon assumed retirement dates and the satisfaction of other applicable eligibility criteria under such plans. The values reflected for Mr. Shor are the value of benefits as of June 30, 2011 based on the benefits he elected as a retiree.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)		Payments During Last Fiscal Year ($)
Wulfsohn, William A. President and Chief Executive Officer	General Retirement Plan (GRP) (2) Benefit Equalization Plan (BEP) (3)	1.00 1.00	$ $	58,890 0	$ $	0 0

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	General Retirement Plan (GRP) (2) Benefit Equalization Plan (BEP) (3) Supplemental Retirement Plan for Executives (SRP) (4)	4.00 4.00 4.00	$ $ $	564,510 0 0	$ $ $	0 0 0

Strobel, David L. Senior Vice President - Global Operations	General Retirement Plan (GRP) (2) Benefit Equalization Plan (BEP) (3) Supplemental Retirement Plan for Executives (SRP) (4)	28.00 28.00 28.00	$ $ $	969,823 309,227 126,537	$ $ $	0 0 0

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	General Retirement Plan (GRP) (2) Benefit Equalization Plan (BEP) (3) Supplemental Retirement Plan for Executives (SRP) (4)	33.50 33.50 32.67	$ $ $	2,520,895 618,267 5,151	$ $ $	12,544 56,574 21,108

Dee, James D. Vice President, General Counsel and Secretary	General Retirement Plan (GRP) (2) Benefit Equalization Plan (BEP) (3)	0.83 0.83	$ $	22,689 0	$ $	0 0

Shor, Michael L. former Executive Vice President - Advanced Metals Operations and Premium Alloys Operations	General Retirement Plan (GRP) (2) Benefit Equalization Plan (BEP) (3) Supplemental Retirement Plan for Executives (SRP) (4)	30.00 30.00 30.00	$ $ $	1,397,496 5,282,257 164,150	$ $ $	0 0 0

(1)	The amounts in this column are actuarial present values of the applicable plan accumulated benefits using the same assumptions used for financial statement reporting purposes described in Note 11 to Carpenter’s financial statements and further assuming that each Named Executive Officer retires on his or her earliest possible retirement date. The projected age of each Named Executive Officer’s earliest retirement date is as follows: Mr. Wulfsohn – 62, Mr. Ralph – 62, Mr. Strobel – 52, Dr. Widge – 61, Mr. Dee – 62, and Mr. Shor – 52. Assumptions regarding the value of survivor benefits are that 80% of executives are married and wives are three years younger than husbands. Mr. Shor is entitled to a Surviving Spouse Benefit for his spouse. Though all amounts in this column are presented as lump sum present values, only the benefit payable under the GRP is actually payable in the form of a lump sum and only when the executive is eligible for a monthly GRP annuity in the month following separation. The values reflected for Mr. Shor represent the value of benefits as of June 30, 2011, based on the benefits he elected as a retiree. None of the remaining Named Executive Officers, with the exception of Dr. Widge, are currently eligible for a lump sum payment under the GRP.

(2)	The GRP is a tax-qualified defined benefit pension plan provided to a broad group of employees. It is described in greater detail elsewhere in the following subsection.
(3)	The BEP restores benefits that would otherwise be payable under the GRP except for the limitation by the Internal Revenue Code of 1986, as amended, upon the annual benefit that may be paid under qualified plans. Benefits under the applicable plan or plans are generally paid in the form of an annuity.
(4)	Carpenter’s SRP provides a benefit in excess of benefits payable under the GRP, Carpenter’s other non-qualified pension plans and Social Security. The benefit under the SRP is calculated similarly to the GRP except that the SRP benefit (in conjunction with the benefit plans it supplements) is limited to 60% of average compensation plus 1/4% for each year of service over 30. Benefits under the applicable plan or plans are generally paid in the form of an annuity.

The Board froze entry of new participants into the SRP effective June 30, 2010, and enacted a freeze on SRP benefits to be earned by current active participants. Please reference the “Retirement and Post-Employment Benefits” section of the Compensation Discussion and Analysis.

Tax-Qualified Defined Benefit Pension Plan

Participation

During fiscal year 2011, all of the Named Executive Officers were eligible to participate in the tax-qualified General Retirement Plan of Carpenter Technology Corporation (the “GRP”).

GRP Calculation

Retirement benefits pursuant to the GRP are calculated using a formula that takes into account a participant’s years of credited service and average compensation during the five highest 12-month calculation periods that occur during the last 240 full calendar months of employment. Average compensation includes cash bonuses, but excludes income attributable to equity-based compensation. These retirement benefits are subject to certain limitations under the Internal Revenue Code relating to the maximum amount of compensation that may be taken into account under a tax-qualified plan and relating to the maximum annual benefit that may be paid to any participant by such a plan.

GRP Payment to Executive

All payments to a participant or any beneficiary pursuant to the GRP are conditioned upon the circumstances surrounding the participant’s separation from employment, which dictate whether the participant is entitled to an annuity payable beginning in the month immediately following separation (an “immediate annuity”) or an annuity payable beginning at a later date (a “deferred annuity”), and whether or not the immediate annuity, if applicable, will be reduced to account for the participant’s age at the commencement of the annuity. An unreduced immediate annuity is referred to as a “full pension”.

Full Pension: A participant is entitled to a full pension if (i) he or she separates from employment at or after age 65 having provided at least five years of service; (ii) he or she retires at any age with at least 30 years of service; or (iii) he or she retires at age 62 with at least 10 years of service. A full pension is also available based upon permanent disability if the participant has provided at least 15 years of service to the Company, or generally by reason of a permanent shutdown of a plant, department or subdivision or by reason of a layoff and where the participant’s age plus service equals one of the following totals:

Employee’s Age	Employee’s Service	Age + Service =
Under 55	At least 20 years	65 but not 80
Under 55	At least 15 years	At least 80
55 but not 62	At least 15 years	At least 70

Early Pension (payable immediately with age discount): Early retirement is available at age 55 after at least 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid prior to the participant reaching age 62) or at age 60 after at least five years of service (with the benefit amount otherwise payable at age 65 discounted for the time during which benefits are paid prior to the participant reaching age 65).

Deferred Vested Pension: A participant with a vested pension who separates from service without being eligible for an immediate annuity does not attain any of the foregoing and is entitled to receive a deferred vested pension that is generally payable without discount at age 65 (or at age 62 if the participant terminated employment after at least 15 years of service). A participant with a deferred vested pension who terminates employment prior to age 55 after at least 10 years of employment may elect to have a discounted benefit commence at age 55 in lieu of a benefit commencing at age 65. A participant with a deferred vested pension who terminates employment prior to age 55 with less than 10 years of employment may elect to have a discounted benefit commence at age 60 in lieu of a benefit commencing at age 65.

Form of GRP Payments

Benefits collected pursuant to the GRP are typically paid as a monthly annuity for either the life of the employee, or the joint lives of the employee and beneficiary. A participant may elect a lump sum payment when the monthly annuity would be otherwise payable in the month following separation.

Non-Qualified Defined Benefit Pension Plans

Participation

During fiscal year 2011, Mr. Ralph, Mr. Shor and Mr. Strobel participated in the non-qualified Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (the “SRP”) and up to three other non-qualified retirement plans that restore various payments that are restricted under the GRP. Mr. Dee and Mr. Wulfsohn participated in the three other non-qualified retirement plans that restore various payments that are restricted under the GRP and are not eligible to participate in the SRP. Dr. Widge initially retired from the Company effective February 1, 2009 but was subsequently rehired by the Company during fiscal year 2011 on August 31, 2010. During Dr. Widge’s separation, Dr. Widge received payments under the non-qualified plans that restored various payments that were restricted under the GRP and upon his reemployment, Dr. Widge recommenced participation in such plans as an active participant. However, with respect to the non-qualified SRP, upon rehire, Dr. Widge’s payments under the plan related to his initial retirement continued without change and he was not eligible to recommence participation as an active participant.

SRP Calculation

The SRP pays a retirement benefit that normally supplements payments from the GRP, Social Security and all non-qualified defined benefit plans of the Company. The retirement benefit under the SRP is calculated similarly to the retirement benefit under the GRP, with three exceptions: (i) “compensation” for purposes of the SRP includes certain items of remuneration that are not included in “compensation” for purposes of the GRP; (ii) the SRP does not incorporate limitations on the amount of compensation taken into account under the GRP; and (iii) the SRP benefit is limited so that the sum of the participant’s GRP benefit, Primary Social Security Benefit Amount, and non-contributory benefits from all non-qualified deferred compensation plans sponsored by the Company, plus any SRP benefit amount, cannot exceed 60% of a participant’s average compensation plus 1/4% for each year of service over 30 years. The SRP was closed to newly hired or rehired employees on and after July 1, 2010.

Other Non-Qualified Plan Calculations

In addition to the SRP, the Company has three non-qualified plans that restore benefits that (i) would have been payable under the GRP but for Internal Revenue Service (“IRS”) limits on the amount of compensation payable under a tax-qualified plan; or (ii) are lost under the GRP due to voluntary deferrals under Carpenter’s non-qualified Deferred Compensation Plan for Officers and Key Employees (“NQDCP”). The Earnings Adjustment Plan of Carpenter Technology Corporation (the “EAP”) restores benefits not paid under the GRP because of limitations on the amount of compensation that may be considered under a tax-qualified plan ($245,000 in both

2011 and 2010). The Benefit Equalization Plan of Carpenter Technology Corporation (the “BEP”) restores benefits not paid under the GRP because of limitations on annual benefits that may be paid from a tax-qualified plan ($195,000 in both 2011 and 2010). The Officer and Key Employees Supplemental Retirement Plan of Carpenter Technology Corporation (the “OSRP”) restores benefits not paid under the GRP due to voluntary deferrals under the NQDCP.

Non-Qualified Payments to Executive

All non-qualified payments to an executive or any beneficiary of an executive are conditioned upon the participant’s separation of employment or (in some instances) on the occurrence of a Change in Control. The following paragraphs describe the eligibility and commencement timing for benefits under the SRP.

Full Pension: A participant is entitled to a full pension if (i) he or she separates from employment at or after age 62 after at least five years of service; or (ii) he or she retires at any age after at least 30 years of service. Such full pension is payable on or about the first day of the month following separation from employment.

Early Pension (payable immediately with age discount): A participant with a vested pension who separates from employment is eligible for an immediate annuity so long as the participant meets the following requirements: (i) attainment of age 55, having provided at least 10 years but fewer than 30 years of service; or (ii) attainment of age 60 having provided fewer than 10 years of service. The benefit that is payable is the benefit amount otherwise payable at age 62 discounted to account for the time during which benefits are paid prior to the participant reaching age 62. A disabled participant may commence receipt of early pension payments pursuant to the SRP at any age.

Deferred Vested Pension: A participant with a vested pension who separates from employment without being eligible for an immediate annuity as described above is entitled to a deferred vested pension, payable beginning in the first month following the participant’s attainment of age 55 if the participant provided at least 10 years of service (with the benefit amount otherwise payable at age 65 discounted to account for the time during which benefits are paid prior to the participant reaching age 62) or age 60 if the participant provided fewer than 10 years of service with the benefit amount otherwise payable at age 65 discounted for the time during which benefits are paid prior to the participant reaching age 65.

With respect to all of the non-qualified plans, payment of benefit amounts for Specified Employees, as defined under Internal Revenue Code Section 409A, are subject to a six-month delay from date of separation from service.

Form of Non-Qualified Pension Payments

Except when benefits become payable because of a Change in Control, the SRP pays a 15-year certain benefit to the executive or applicable beneficiary. Benefits under the other non-qualified defined benefit plans are generally paid in the form of an annuity. Participants may not elect a lump sum payment under any of the non-qualified defined benefit plans, although benefits are paid as a lump sum under the non-qualified plans if they become payable because of a Change in Control.

Eligibility of Named Executive Officers at June 30, 2011

Mr. Shor retired from the Company July 1, 2011 with eligibility to receive a Full Pension under each of the GRP, SRP and BEP as a result of 30 years of service. Dr. Widge initially retired from the Company effective February 1, 2009 with eligibility to receive a Full Pension under each of the GRP, SRP and BEP but was subsequently rehired by the Company during fiscal year 2011 on August 31, 2010. Upon his return to employment, Dr. Widge’s benefits under the BEP were suspended, and Dr. Widge recommenced participation in the non-qualified retirement plans other than the SRP as an active participant. With respect to the non-qualified SRP, upon rehire, Dr. Widge’s payments under the plan related to his initial retirement continued without change, and he was not eligible to recommence participation as an active participant. No other Named Executive Officer is yet eligible for a Full or Early Pension.

Non-Qualified Defined Contribution Plan for Officers and Key Employees

Under the NQDCP, a participant may defer an additional amount (beyond the amount deferred under a tax-qualified defined contribution), not to exceed 35% of base salary, plus all or a portion of bonuses earned under the EBCP. Under the NQDCP, the account established for a participant was credited for fiscal year 2011 with an employer contribution equal to 2% of the portion of a participant’s base salary from July 1, 2010 to December 31, 2010 and 3% for the remainder of the fiscal year that exceeds the limitations set by the IRS on compensation that may be taken into account under the Savings Plan ($245,000 in both 2011 and 2010) and such amounts vest immediately.

A participant’s NQDCP account has the same investment options as those available under the Savings Plan, except that the NQDCP does not include the Standish Mellon Stable Value Fund or Carpenter stock investment options. While the NQDCP is intended to be an unfunded plan, benefits under the NQDCP may be payable from a trust established by the Company to assist in meeting the obligations of the NQDCP at stated times or on the occurrence of stated events, and a participant may elect distribution in a lump sum or annual installments (over either 10 or 15 years).

Fiscal Year 2011 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Wulfsohn, William A. President and Chief Executive Officer	$0	$7,896	$211	$0	$8,107

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	$0	$3,101	$2,345	$0	$14,463

Strobel, David L. Senior Vice President - Global Operations	$37,118	$0	$29,300	$0	$148,430

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	$0	$0	$170,720	$0	$750,140

Dee, James D. Vice President, General Counsel and Secretary	$0	$0	$0	$0	$0

Shor, Michael L. former Executive Vice President - Advanced Metals Operations and Premium Alloys Operations	$0	$3,085	$9,004	$0	$48,878

(1)	Reflects the fiscal year 2011 Company contribution to the NQDCP, which amount is also included in column (i) of the Summary Compensation Table.

Tax-Qualified Defined Contribution Pension Plan

Under the Company’s tax-qualified 401(k) plan (the “Savings Plan”), the account of every eligible participant is credited annually with an employer contribution of 3% of base salary (subject to IRS limits on the maximum compensation that may be taken into account for this purpose). As a cost saving measure during the economic downturn, the Company reduced its contribution of the eligible salary of each eligible employee, including the Named Executive Officers, from 3% to 2% (reduction effective August 2, 2009). In fiscal year 2011, the Company resumed the 3% contribution (effective January 13, 2011). In addition, an eligible participant may contribute to his or her plan account up to an additional 35% of base salary (subject to the same IRS limit on maximum compensation that can be taken into account for such purposes). Participant contributions during a calendar year may not exceed an annual limit, which for 2010 and 2011 is $16,500, unless the participant is or will become age 50 or older during such calendar year, in which event the annual limit is $21,500. The Savings Plan allows for immediate participation by all eligible employees and immediate vesting of all contributions. There are no matching contributions.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table presented in this section illustrates the benefits that would be payable to each of Messrs. Wulfsohn, Ralph, Strobel, Dee and Dr. Widge in connection with a hypothetical termination of employment or Change in Control on the last day of our most recently completed fiscal year. The benefits reflected in the table for Mr. Shor are the actual benefits to which he is entitled as a result of his retirement effective July 1, 2011, and pursuant to the agreement dated September 2, 2010, between the Company and Mr. Shor. Effective with his retirement, Mr. Shor was no longer entitled to benefits under his Special Severance Agreement or the Executive Severance Plan.

The table reflects that the Company’s Stock-Based Incentive Compensation Plan provides, upon a Change in Control, for the waiver of performance and vesting conditions otherwise applicable to outstanding equity awards. For this purpose, “Change in Control” includes (i) acquisition by a person or group, during any time period, of more than 50% of the Company’s outstanding common stock; (ii) acquisition by a person or group, during any 12 month period, of stock representing more than 35% of the combined voting power of the Company’s then outstanding securities; (iii) change in the composition of the majority of the Board without the approval of the incumbent directors; or (iv) sale of 50% or more of the Company’s assets.

The table also reflects that the Company has entered into Special Severance Agreements with Messrs. Wulfsohn and Ralph. These agreements, in effect, convert into a three-year employment agreement for the executive only upon the occurrence of a “Change in Control” of the Company. For purposes of the Special Severance Agreement, “Change in Control” includes (i) acquisition by a person or group of more than 20% of the Company’s outstanding common stock or more than 20% of the combined voting power of the Company’s then outstanding securities; (ii) change in the composition of the majority of the Board without the approval of the incumbent directors; (iii) certain mergers, sales of assets or similar transactions where the Company’s stockholders, determined immediately before the transaction, do not control the surviving entity; or (iv) stockholder approval of a liquidation or dissolution of the Company.

Following a Change in Control under the Special Severance Agreement for Mr. Wulfsohn, if his employment is terminated without cause or he resigns with good reason, in addition to any other rights or benefits to which he is entitled in the ordinary course, he will receive (i) a pro-rata target annual bonus for the year of termination; (ii) a lump sum severance payment equal to three times the sum of his base salary and target annual bonus; (iii) eighteen months of continued welfare benefits; (iv) up to twelve months of executive outplacement services; and (v) reimbursement of any reasonable legal fees incurred to enforce the Agreement. The original term of this Special Severance Agreement is three years, and the term is automatically extended on each one-year anniversary date to again become three years from such anniversary date, unless Mr. Wulfsohn receives written notice from the Company sixty days prior to any such anniversary date that such term will not be extended.

Following a Change in Control under the Special Severance Agreement for Mr. Ralph, if his employment is terminated without cause or he resigns with good reason, in addition to any other rights or benefits to which he is entitled in the ordinary course, Mr. Ralph will receive (i) a pro-rata target annual bonus for the year of termination; (ii) a lump sum severance payment equal to three times the sum of his base salary and target annual bonus; (iii) an additional lump sum payment equal to the excess of the present value of the pension benefit he would have been entitled to receive had he remained employed for three additional years over the present value of his actual pension benefit; (iv) three years of continued welfare and fringe benefits; (v) up to twelve months of executive outplacement services; (vi) a tax gross-up payment to insulate the executive from the impact of golden parachute excise taxes; (vii) reimbursement of any reasonable legal fees incurred to enforce the Agreement; and (viii) financial and tax planning and tax preparation services. The original term of the Special Severance Agreement is three years, and the term is automatically extended on each one-year anniversary date to again become three years from such anniversary date, unless the executive receives written notice from the Company sixty days prior to any such anniversary date that such term will not be extended. Mr. Ralph received notice from the Company that his Agreement term will not be extended and he will be transitioned over to the Amended and Restated Change in Control Severance Plan effective August 24, 2013.

The table also reflects that the Company has an Amended and Restated Change in Control Severance Plan under which Messrs. Strobel, Dee and Dr. Widge are covered. For purposes of the Change in Control Severance Plan, “Change in Control” includes (i) acquisition by a person or group of more than 50% of the Company’s outstanding common stock or more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) change in the composition of the majority of the Board without the approval of the incumbent directors; (iii) certain mergers, sales of assets or similar transactions where the Company’s stockholders, determined immediately before the transaction, do not control the surviving entity; or (iv) stockholder approval of a liquidation or dissolution of the Company.

Following a Change in Control under the Change in Control Severance Plan, if Mr. Strobel’s employment is terminated without cause or he resigns with good reason, in addition to any other rights or benefits to which he is entitled in the ordinary course, he will receive (i) a lump sum severance payment equal to two times the sum of his base salary, one time his target annual bonus, plus six months of medical and prescription coverage; (ii) eighteen months of continued welfare benefits under COBRA; (iii) up to twelve months of executive outplacement services; and (iv) reimbursement of any reasonable legal fees incurred to enforce the Agreement. If Dr. Widge’s or Mr. Dee’s employment is terminated without cause or either resigns with good reason following a Change in Control under the Change in Control Severance Plan, in addition to any other rights or benefits to which either is entitled in the ordinary course, each would receive (i) a lump sum severance payment equal to one time the sum of his base salary and target annual bonus; (ii) twelve months of continued welfare benefits under COBRA; (iii) up to twelve months of executive outplacement services; and (iv) reimbursement of any reasonable legal fees incurred to enforce the Agreement. The foregoing notwithstanding, benefits payable under the Change in Control Severance Plan will be reduced to the extent necessary to ensure that those benefits when added to any other payments, rights or benefits due to the executive in connection with the Change in Control, do not implicate the deductibility limitations of Section 280G of the Internal Revenue Code.

The table also reflects that the Company has an Executive Severance Plan under which Messrs. Strobel and Dee are covered. In the event that an executive’s employment is terminated without cause or he resigns with good reason in the absence of a Change in Control, he will receive (i) twelve months of base salary continuation; (ii) a pro-rata target annual bonus for the year of termination; (iii) twelve months of continued welfare benefits under COBRA; and (iv) up to twelve months of executive outplacement services. Messrs. Wulfsohn and Ralph have severance arrangements under separate written agreements, which are discussed in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.

Under Mr. Wulfsohn’s employment agreement, if his employment is terminated without cause or he resigns with good reason, he will receive (i) eighteen months of base salary continuation; (ii) a pro-rata target annual bonus for the year of termination; (iii) eighteen months of continued welfare benefits under COBRA; (iv) up to twelve months of executive outplacement services; and (v) accelerated vesting of time-based equity incentives determined ratably on a monthly basis and considering an additional twelve months of service credit from separation date for purposes of determining number of vested shares.

If Mr. Ralph’s employment is terminated without cause or he resigns with good reason, he will receive (i) twelve months of base salary continuation; and (ii) twelve months of welfare benefits.

Dr. Widge is not eligible for severance benefits in the absence of a Change in Control separation as per his Employment Letter Agreement (filed as Exhibit 10(E) to Form 10-Q, dated November 5, 2010), which is summarized in the “Severance and Employment Arrangements” section of the Compensation Discussion and Analysis.

The table reflects Mr. Shor’s actual benefit entitlements considering the Agreement between him and the Company dated September 2, 2010. His entitlement to benefits under the Executive Severance Plan and his Special Severance Agreement ended upon his retirement effective July 1, 2011.

The table does not include benefits that are generally available to salaried employees on a non-discriminatory basis, previously vested stock awards, or benefits disclosed in the Pension Benefits Table and the Non-Qualified Deferred Compensation Plan Table to the extent payable in the ordinary course (i.e., without enhancement attributable to the severance event or Change in Control). The table in all cases assumes the termination event occurred on June 30, 2011 and values equity awards based on the per share closing price of the Company’s common stock on that date ($57.68). This table is intended only for illustrative purposes; the rights and benefits due to any executive upon an actual termination of employment or Change in Control can only be determined at the time of such event, based on circumstances then existing and arrangements then in effect.

Fiscal Year 2011 Potential Payments Upon Termination or Change in Control Table

		Before Change in Control	Before Change in Control	Before Change in Control	After Change in Control (1)
Named Executive	Benefit	Retirement Resignation	Death or Disability	Other Termination or Resignation for Good Reason	Other Termination or Resignation for Good Reason
Wulfsohn, William A. President and Chief Executive Officer	Stock Option Award (07/30/10) (2)	$0	$629,410	$629,410	$985,164
	Restricted Stock Unit Award (07/1/10) (2)	$0	$7,920,214	$4,078,910	$7,920,214
	Performance Share Award (06/30/11) (2)	$0	$2,025,722	$1,012,861	$2,025,722
	Performance Share Opportunity (06/30/13) (4)	$0	$484,108	$0	$2,904,649
	Severance - Employment Agreement (6)	$0	$0	$2,142,178	$0

	Severance - Change in Control Agreement (9)	$0	$0	$0	$4,846,142

Ralph, K. Douglas Senior Vice President and Chief Financial Officer	Stock Option Award (07/29/09) (2)	$0	$911,468	$0	$1,367,202
	Stock Option Award (07/30/10) (3)	$0	$0	$0	$302,264
	Stock Option Award (08/17/10) (3)	$0	$0	$0	$7,959
	Restricted Stock Unit Award (07/29/09) (2)	$0	$1,006,516	$0	$1,006,516
	Restricted Stock Unit Award (01/19/10) (2)	$0	$1,592,083	$0	$1,592,083
	Restricted Stock Unit Award (08/17/10) (2)	$0	$38,473	$0	$38,473
	Performance Share Award (06/30/10) (2)	$0	$349,656	$0	$349,656
	Performance Share Award (06/30/11) (2)	$0	$621,560	$0	$621,560
	Performance Share Opportunity (06/30/12) (4)	$0	$383,072	$0	$1,149,216
	Performance Share Opportunity (06/30/13) (4)	$0	$148,545	$0	$891,271
	Severance - Employment Agreement (7)	$0	$0	$426,308	$0

	Severance - Change in Control Agreement (10)	$0	$0	$0	$3,508,587
	Tax gross-up (11)	$0	$0	$0	$2,504,517

Strobel, David L. Senior Vice President - Global Operations	Stock Option Award (07/29/09) (2)	$0	$238,974	$0	$358,461
	Stock Option Award (07/30/10) (3)	$0	$0	$0	$67,190
	Stock Option Award (09/07/10) (3)	$0	$0	$0	$77,753
	Stock Option Award (05/01/11) (3)	$0	$0	$0	$8,628
	Restricted Stock Unit Award (07/29/09) (2)	$0	$263,886	$0	$263,886
	Performance Share Award (06/30/10) (2)	$0	$91,654	$0	$91,654
	Performance Share Award (06/30/11) (2)	$0	$368,344	$0	$368,344
	Performance Share Opportunity (06/30/12) (4)	$0	$100,440	$0	$301,320
	Performance Share Opportunity (06/30/13) (4)	$0	$88,020	$0	$528,118
	Severance - Executive Severance Plan (5)	$0	$0	$599,758	$0

	Severance - Change in Control Plan (8)	$0	$0	$0	$964,296

Widge, Sunil Y. Senior Vice President - Strategic Business Development and Governmental Affairs	Stock Option Award (08/30/10) (3)	$0	$0	$0	$122,086
	Restricted Stock Unit Award (08/30/10) (2)	$297,052	$297,052	$297,052	$297,052
	Restricted Stock Unit Award (06/29/11) (2)	$49,489	$49,489	$49,489	$49,489
	Performance Share Award (06/30/11) (2)	$184,172	$184,172	$184,172	$184,172
	Performance Share Opportunity (06/30/13) (4)	$44,010	$44,010	$44,010	$264,059

	Severance - Change in Control Plan (8)	$0	$0	$0	$508,340

Dee, James D. Vice President, General Counsel and Secretary	Stock Option Award (09/13/10) (3)	$0	$0	$0	$113,450
	Performance Share Award (06/30/11) (2)	$0	$230,259	$0	$230,259
	Performance Share Opportunity (06/30/13) (4)	$0	$55,007	$0	$330,045
	Severance - Executive Severance Plan (5)	$0	$0	$472,905	$0

	Severance - Change in Control Plan (8)	$0	$0	$0	$489,566

Shor, Michael L. former Executive Vice President - Advanced Metals Operations and Premium Alloys Operations	Stock Option Award (07/29/09) (2)	$1,228,502	$0	$0	$0
	Stock Option Award (07/30/10) (3)	$347,042	$0	$0	$0
	Restricted Stock Unit Award (07/29/09) (2)	$1,355,480	$0	$0	$0
	Performance Share Award (06/30/10) (2)	$471,592	$0	$0	$0
	Performance Share Award (06/30/11) (2)	$178,462	$0	$0	$0
	Performance Share Opportunity (06/30/12) (4)	$322,950	$0	$0	$0
	Performance Share Opportunity (06/30/13) (4)	$42,683	$0	$0	$0

(1)	Values above the dotted line are attained at the time of a Change in Control with or without termination of employment. Values below the dotted line require a Change in Control and a subsequent severance event.

(2)	The stock value after a Change in Control is based on the terms of the Executive Stock Plan and would result from immediate vesting following the Change in Control. Before a Change in Control, all executives will receive this stock value following separation from service due to death or disability. The value of stock option acceleration is reflected as the option spread of the award as of year end.
(3)	These options are only exercisable in the event of a Change in Control as per the terms of the Executive Stock Plan.
(4)	Value represents two-thirds of the maximum target performance opportunity for the performance period ending June 30, 2012 and one-third of the maximum target performance opportunity for the performance period ending June 30, 2013.
(5)	On June 29, 2010, the Board of Directors approved an Executive Severance Plan, effective July 1, 2010, to create a standard practice of addressing executive severance in certain circumstances. Messrs. Strobel and Dee are subject to the provisions of this plan. Dr. Widge is not eligible for severance benefits, except in the event of Change in Control. Details of the Executive Severance Plan are summarized above. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Outplacement	Total
David L. Strobel	$562,610	$17,148	$20,000	$599,758
James D. Dee	$433,339	$19,566	$20,000	$472,905

(6)	Mr. Wulfsohn has a separate written severance arrangement with the Company. If Mr. Wulfsohn is terminated by the Company for other than cause or he resigns with good reason, he will receive (i) 18 months of base salary continuation; (ii) a pro-rated target annual bonus for the year of termination; (iii) 18 months continuation of welfare under COBRA; and (iv) reasonable outplacement services for a period of 12 months. Mr. Wulfsohn is entitled to accelerated vesting of time-based equity incentives determined ratably on a monthly basis and considering an additional twelve months of service credit from separation date for purposes of determining number of vested shares. Such accelerated vesting is not shown in the table below, but is separately stated in the main table above. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Outplacement	Total
William A. Wulfsohn	$2,096,036	$26,142	$20,000	$2,142,178

(7)	Mr. Ralph has a separate written severance arrangement with the Company. If Mr. Ralph is terminated by the Company for other than cause or he resigns with good reason, he will receive (i) one year of base salary and (ii) one year continuation of health and welfare benefits. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Total
K. Douglas Ralph	$406,980	$19,328	$426,308

(8)	Effective September 1, 2010, the Board of Directors approved an Amended and Restated Change in Control Severance Plan. Messrs. Strobel, Dee and Dr. Widge do not have separate agreements and are subject to the Change in Control Severance Plan, the details of which are summarized in this section. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Outplacement	Total
David L. Strobel	$910,000	$34,296	$20,000	$964,296
Sunil Y. Widge	$475,500	$12,840	$20,000	$508,340
James D. Dee	$450,000	$19,566	$20,000	$489,566

Mr. Strobel is the only Named Executive Officer with an aggregate parachute value, consisting of payments or distributions payable pursuant to the Change in Control Severance Plan or otherwise, that exceeds the threshold amount that would subject him to the excise tax under IRC Section 4999. Pursuant to the Plan terms, Mr. Strobel would have his severance benefits cut back by $1,725,000 so that he would not be subject to the excise tax. The amounts shown in this footnote and in the main table above reflect the full value of his severance benefits before applying the cutback.

(9)	Mr. Wulfsohn has a separate written Change in Control Agreement with the Company. In the event of a Change in Control, total value of the severance package consists of three times base salary plus three times annual cash (EBCP) target bonus, 18 months continuation of medical and prescription benefits, and outplacement services for one year. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Benefit Continuation	Outplacement	Total
William A. Wulfsohn	$4,800,000	$26,142	$20,000	$4,846,2142

(10)	Mr. Ralph has a separate written Change in Control Agreement with the Company. In the event of a Change in Control, total value of the severance package consists of three times base salary plus three times annual cash (EBCP) target bonus, fringe benefits, three years continuation of medical, prescription, dental and vision benefits, as well as the additional value of pension benefits attributable to full vesting and an additional three years of service credit. The values of the described benefits are as follows:

Named Executive	Base Salary and Bonus	Pension Benefits	Benefit Continuation	Fringe Benefits*	Total
K. Douglas Ralph	$2,197,692	$1,202,912	$57,983	$50,000	$3,508,587

*	Fringe benefits (perquisites) are assumed as follows: outplacement services for one year at a maximum amount of $20,000; annual financial and tax planning services and tax filing services for three years at annual maximum amounts of $8,500 and $1,500, respectively.

(11)	In addition to the assumed payment of the potentially applicable 20% federal excise tax rate, the following rates were assumed for purposes of this calculation: Social Security/Medicare = 1.45%, Pennsylvania income tax = 3.07%, Municipal tax rate = 1%, and Federal tax rate = 35% (effective rate = 33.5755%).

AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is comprised of four members, each of whom has been determined by the Board to be an Independent Director under applicable rules or other requirements of the NYSE and the SEC with respect to qualification of members of an audit committee. Each member is financially literate as required by NYSE standards, and each of Messrs. Inglis and C. Anderson, Jr. qualifies as an “audit committee financial expert” under applicable SEC standards. The Audit/Finance Committee functions pursuant to a written charter that was adopted, and is reviewed annually, by the Board. A copy of the charter is posted on Carpenter’s website at www.cartech.com.

The Audit/Finance Committee is charged with a number of responsibilities, including appointing the independent registered public accounting firm to be retained to audit Carpenter’s consolidated financial statements and recommending to the Board with respect to the inclusion of such financial statements in the Company’s Annual Report on Form 10-K. The Audit/Finance Committee is also responsible for approving any non-audit services to be provided by the independent registered public accounting firm, and more generally for reviewing the adequacy of Carpenter’s financial reporting and internal controls over financial reporting, the integrity of the financial statements of the Company, and the independence and performance of Carpenter’s independent registered public accounting firm.

Management is primarily responsible for the preparation, presentation and integrity of Carpenter’s financial statements; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures; establishing, maintaining and evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Carpenter’s financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of Carpenter’s internal control over financial reporting.

In discharging its responsibilities, the Audit/Finance Committee reviewed and discussed with management and Carpenter’s independent registered public accounting firm, PricewaterhouseCoopers LLP, Carpenter’s audited financial statements for fiscal year 2011, and the financial schedule thereto, and the report of PricewaterhouseCoopers LLP thereon. The Committee also discussed other matters with PricewaterhouseCoopers LLP such as the quality (in addition to acceptability), clarity, consistency, and completeness of Carpenter’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit/Finance Committee met with management periodically during fiscal year 2011 to consider the adequacy of Carpenter’s internal controls, and discussed these matters and the overall scope and plans for the audit with PricewaterhouseCoopers LLP. The Audit/Finance Committee also discussed with senior management and PricewaterhouseCoopers LLP Carpenter’s disclosure controls and procedures and the certifications by Carpenter’s Chief Executive Officer and Chief Financial Officer, pursuant to applicable requirements of the SEC under the Sarbanes-Oxley Act of 2002. In particular, the Audit/Finance Committee was kept apprised by senior management of the progress of the evaluation of Carpenter’s system of internal control over financial reporting and provided oversight and advice to management during the process. In connection with such oversight, the Audit/Finance Committee received periodic updates provided by senior management and PricewaterhouseCoopers LLP at several meetings during the year. At the conclusion of the process, senior management provided the Audit/Finance Committee with, and the Audit/Finance Committee reviewed, a report on the effectiveness of Carpenter’s internal control over financial reporting. The Audit/Finance Committee also reviewed the report of PricewaterhouseCoopers LLP on Carpenter’s internal control over financial reporting.

The Audit/Finance Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm’s maintenance of independence and has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the firm’s independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit/Finance Committee and discussed with PricewaterhouseCoopers LLP.

Based on the reviews and discussions described in this report, the Audit/Finance Committee has recommended to the Board that Carpenter’s audited consolidated financial statements be included in Carpenter’s 2011 Annual Report on Form 10-K for filing with the SEC.

This report is respectfully submitted by the Audit/Finance Committee of the Board of Directors.

I. Martin Inglis, Chair	Philip M. Anderson
Carl G. Anderson, Jr.	Peter N. Stephans

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Finance Committee, acting pursuant to delegated authority in its charter from the Board of Directors, has selected PricewaterhouseCoopers LLP (“PwC”), subject to approval by the stockholders at the Annual Meeting, to be appointed by the Company to serve as its independent registered public accounting firm for fiscal year 2012. In such capacity, PwC would be engaged to audit and report upon the Company’s financial statements and the Company’s internal controls over financial reporting for the fiscal year 2012. PwC, or one of its predecessor firms, has served as the independent registered public accounting firm of Carpenter since 1918. The Audit/Finance Committee and the Board of Directors believe PwC is well qualified to act in this capacity.

Vote Required for Approval

The affirmative vote of a majority of the votes cast is required to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS AND ITS AUDIT/FINANCE COMMITTEE RECOMMENDS

THAT YOU VOTE FOR THIS PROPOSAL NO. 2 TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR 2012

A representative of PwC is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting for the fiscal year 2011, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit and attestation services related to statutory or regulatory filings required by certain foreign locations, were $924,050 compared to $910,050 for fiscal year 2010.

Audit-Related Fees

PwC billed $151,800 in audit-related fees in fiscal year 2011 compared to $5,000 in fiscal year 2010. In fiscal year 2011, these fees related to assistance with acquisition due diligence, review of registration statements and issuance of comfort letters.

Tax Fees

The aggregate fees billed by PwC for tax services were $413,500 for fiscal year 2011, compared to $474,333 in fiscal year 2010. Fees in fiscal year 2011 were primarily for domestic and international tax compliance services, acquisition tax due diligence and other tax projects.

All Other Fees

It is the practice of the Audit/Finance Committee to pre-approve all other services provided to Carpenter by its independent registered public accounting firm in accordance with applicable legal requirements. For the fiscal year 2011, the Audit/Finance Committee approved all other services provided to Carpenter by PwC totaling $8,000 compared to $27,755 for fiscal year 2010. These services included subscriptions to certain PwC reference tools.

PROPOSAL NO. 3

APPROVAL OF AMENDED AND RESTATED STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

The stockholders of Carpenter Technology Corporation are being asked to approve the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Omnibus Plan”). The amended and restated Omnibus Plan was adopted by Carpenter’s Board of Directors on June 19, 2011, to be effective July 1, 2011, subject to stockholder approval. The Omnibus Plan is now being amended to update the list of permissible performance metrics used under the Omnibus Plan for purposes of granting qualified “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”), which generally restricts the amount of compensation paid to the Company’s named executive officers that can be deducted by the Company. Stockholder approval of the performance metrics is necessary so that awards granted under the Omnibus Plan can constitute “qualified performance-based compensation” under Section 162(m) of the Code and will be tax deductible by the Company.

Purpose of the Omnibus Plan

The purpose of the Omnibus Plan is to attract and retain valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

Summary of the Omnibus Plan

The following general description of certain features of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan which is attached hereto as Exhibit A. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Omnibus Plan.

General. The Omnibus Plan authorizes the grant of Options, Restricted Stock, and Restricted Stock Units (collectively, “Awards”). Only nonqualified Options may be granted under the Omnibus Plan.

Number of Shares Reserved. The Company’s Board of Directors has reserved 2,719,790 shares of Common Stock for issuance pursuant to Awards granted under the Omnibus Plan. The maximum number of shares that may be granted to any Employee as Awards under the Omnibus Plan during any calendar year shall not exceed 500,000 shares.

If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Omnibus Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Omnibus Plan.

In the event that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Omnibus Plan, then the Committee (as defined below) shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards; (iii) the aggregate number and kind of shares of Common Stock available under the Omnibus Plan; and (iv) the exercise or Award-date price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award.

Administration. The Human Resources Committee (the “Committee”) administers the Omnibus Plan. With respect to “Qualified Performance-Based Awards” (discussed below), the Committee or a designated subcommittee is to be comprised exclusively of two or more members of the Board who are Non-Employee Directors and “outside directors” within the meaning of Section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3). Subject to the other provisions of the Omnibus Plan, the Committee has the authority to:

1.	Select the Employees who will receive Awards pursuant to the Omnibus Plan;

2.	Determine the type or types of Awards to be granted to each Participant;

3.	Determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Omnibus Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

4.	Determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered;

5.	Determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied;

6.	Correct any defect or supply any omission or reconcile any inconsistency in the Omnibus Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Omnibus Plan; and

7.	Make all other determinations as it may deem necessary or advisable for the administration of the Omnibus Plan.

The Committee may delegate to the Company’s Chief Executive Officer (the “CEO”) its authority under numbers 1-4 above, to grant Awards covering a pre-determined aggregate number of shares of Common Stock. Such delegation is limited to the authority to grant and amend Awards to Participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. Any Awards granted or amended by the CEO are to be subject to the terms of the Omnibus Plan. The CEO shall report to the Committee, in a form and manner to be determined by the Committee, at least annually on the disposition of shares subject to Awards granted or amended by the CEO. Any reference to the Committee hereafter includes the CEO to the extent the Committee has delegated the authority to grant or amend Awards.

Eligibility. The Omnibus Plan provides that Awards may be granted to any officer or other key employee of the Company or a Subsidiary including a director who is such an employee, who is selected by the Company to participate in the Omnibus Plan. The maximum number of shares that may be awarded to any Participant as Qualified Performance-Based Awards (described below) in any calendar year may not exceed 500,000.

Each Award granted under the Omnibus Plan will be evidenced by a written agreement between the Participant and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Performance Goals

The Award Agreements may provide for vesting or earning the Award based on achievement of Performance Goals during a specified period. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index.

Awards intended to meet the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation (“Qualified Performance-Based Awards”) are limited to one or more of the following Performance Goals:

•	the price of Common Stock;

•	market share;

•	sales;

•	revenue;

•	earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense;

•	return on stockholder equity;

•	return on common book equity;

•	costs;

•	cash flow;

•	return on total assets (“ROA”);

•	return on invested capital;

•	return on net assets (“RONA”);

•	income, including but not limited to operating income and net income, with or without net pension credit/expense;

•	operating margin;

•	capital costs;

•	earnings before interest and income taxes (“EBIT”), or earnings before interest, income taxes, depreciation and amortization (“EBITDA”);

•	economic profit;

•	total stockholder return;

•	economic value added;

•	expenses or operating expenses;

•	cost reduction goals;

•	safety total case incidence rate; or

•	customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination.

Adjustments. The Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary or nonrecurring or infrequent events. In the case of Qualified Performance-Based Awards, these adjustments must be made in a manner consistent with Section 162(m) and the regulations thereunder.

Options

An Option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). Each Award Agreement will specify the exercise price, the type of Option, the term of the Option and the date or dates when the Option will become exercisable. Each grant of Options is to specify the length of service that must be achieved before it becomes exercisable. Options may only be granted to employees, shall only be transferable by will or under the laws of descent and distribution, and, during the Participant’s lifetime, may only be exercised by the Participant. Only Non-Qualified Options may be granted under the Omnibus Plan.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price of a Non-Qualified Option will not be less than 100% of the Fair Market Value of Common Stock on the date the Option is granted.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Award Agreement and generally may be made by the Participant in cash, by the surrender at Fair Market Value of Common Stock, by any combination of cash and shares of Common Stock, the means or methods of payment, including “cashless exercise” arrangements such as through a broker or by net exercise, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to the Participant upon the exercise of such Option. Notwithstanding the foregoing, the Committee may not permit payment through any method that would constitute a prohibited extension of credit to those officers of the Company who are subject to the provisions of the Sarbanes-Oxley Act of 2002.

Term of the Option. The term of an Option granted under the Omnibus Plan will be no longer than ten years from the date of grant.

Restricted Stock

An Award of Restricted Stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the Restriction Period. Each grant of Restricted Stock is to specify the duration of the Restriction Period and any other conditions under which the Restricted Stock would be forfeitable to the Company, including any applicable Performance Goals, and will include restrictions on transfer to third parties during the Restriction Period.

The Restriction Period for such Awards, unless otherwise determined by the Committee, must be at least (i) three years for Awards that vest solely on the passage of time and (ii) one year for Awards that are earned in whole or in part upon the attainment of Performance Goals.

From time to time during the Restriction Period, the Board may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock. Such payment may be made in cash currently or deemed reinvested in Restricted Stock as determined by the Board in its sole discretion. During the Restriction Period, the Participant will have the right to vote the shares of Restricted Stock.

Restricted Stock Units

Awards of Restricted Stock Units may be made under the Omnibus Plan. A Restricted Stock Unit is a book-entry unit with a value equal to one share of Common Stock. A grant of Restricted Stock Units will vest and become payable to the Participant upon other future events, including the achievement during a specified performance cycle of Performance Goals established by the Committee or the passage of time. Each grant of Restricted Stock Units will specify the conditions, including the passage of time and Performance Goals, if applicable, that must be satisfied in order for payment to be made. Payment of Restricted Stock Units may be made in cash, shares of Common Stock, or a combination thereof, equal to the Fair Market Value of the shares of Common Stock to which the Award relates.

The Board may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock Units, provided that any such payment, if authorized, shall be paid within thirty (30) days following the date the dividend was paid to holders of the Company’s Common Stock and shall be in the form of (i) cash, or (ii) additional Restricted Stock Units that are subject to the provisions of the Award Agreement governing the Restricted Stock Units upon which the dividend is paid; provided, however, that a dividend equivalent will be forfeited if the Participant terminates employment with the Company for any reason prior to the payment date of the dividend equivalent. A Participant will not have voting rights with respect to Restricted Stock Units prior to payment of Common Stock in satisfaction of such Restricted Stock Units.

General Provisions

Vesting. Any Award may provide for full vesting, early exercise rights or termination of a restriction in the event of a Change in Control or similar event.

Nontransferability of Awards. In general, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards to certain family members, trusts for the benefit of family members, or partnerships in which such family members are the only partners.

In addition, the Committee may provide in any Award Agreement terms and conditions under which the Participant must sell or offer to sell any Awards, whether or not vested, and any Common Stock acquired pursuant to an Award to the Company.

Termination of Employment. Each Award Agreement will provide rules for the exercise or vesting of such Award following termination of employment for any reason, which may include, but not be limited to, death, Disability, termination for Cause or Retirement. The Committee may take actions and provide in Award Agreements for such post-termination rights which it believes to be equitable under the circumstances or in the best interests of the Company with respect to Awards that are not fully earned, vested or exercisable. However, in the absence of specific Committee resolution to the contrary, the following terms will apply to Awards following a Participant’s termination.

In the event of the Participant’s death on or after the one-year anniversary of the grant of an Option, the Participant’s beneficiary may exercise the Option at any time before the expiration of the term of the Option. In the event of the Participant’s termination due to Disability or Retirement on or after the one-year anniversary of the grant of an Option, the Option will be exercisable for the remainder of the term. A Participant will have three months following termination for any reason other than death, Disability or Retirement to exercise any Option, to the extent exercisable at the time of such termination.

In the event of the Participant’s death, Disability or Retirement prior to the payment of an Award of Restricted Stock or Restricted Stock Units, the Award will vest immediately, except in the case of an Award based upon the Company’s achievement of Performance Goals. In that case, the Award will vest based upon the Company’s achievement of Performance Goals at the time the Award would otherwise vest had the Participant’s employment continued. If the Participant’s death, Disability or Retirement occurred prior to the completion of the Performance Period, the Award may be pro-rated. The Committee may determine that accelerated vesting of Awards is not appropriate for certain Retirements.

Notwithstanding the foregoing, the Committee retains the right to revoke or revise the terms of any unearned, unvested or unexercised Award in the event of a Participant’s termination for Cause.

Change in Control

Unless otherwise determined in the applicable Award Agreement, on the occurrence of a Change in Control, (i) each Option then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto; (ii) any remaining restrictions on shares of Restricted Stock shall immediately lapse; and (iii) the Performance Goals and/or time period or periods applicable to any Restricted Stock Units shall be deemed satisfied and payment shall be made.

For purposes of the Omnibus Plan, “Change in Control” is defined in Section 2.5 of the Omnibus Plan document presented as Exhibit A.

Effective Date, Amendments, and Termination of the Omnibus Plan. The Omnibus Plan will be effective upon its approval by Company stockholders. The Board of Directors has the authority to amend or terminate the Omnibus Plan at any time; provided, however, that stockholder approval is required for any amendment which (i) increases the number of shares available for Awards under the Omnibus Plan (other than to reflect a change in the Company’s capital structure); (ii) decreases the price at which Awards may be granted; or (iii) as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

Unless earlier terminated, the Omnibus Plan will terminate upon the date on which all outstanding Awards have expired, terminated, been paid or otherwise provided for, and no Awards under the Omnibus Plan shall thereafter be granted.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to Participants in the Omnibus Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a Participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a Participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE OMNIBUS PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Non-Qualified Options

A Participant realizes no taxable income and the Company is not entitled to a deduction when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, a Participant will realize ordinary income equal to the excess of the Fair Market Value of the shares received over the exercise price of the Non-Qualified Option, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A Participant’s tax basis in the shares of Common Stock received upon exercise of a Non-Qualified Option will be equal to the Fair Market Value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a Non-Qualified Option, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the Participant’s tax basis in such shares.

Under the Omnibus Plan, Non-Qualified Options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock held by the Participant. Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The Fair Market Value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their Fair Market Value on the date of the exercise of the Non-Qualified Option.

Restricted Stock

Restricted Stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a Participant who receives such Restricted Stock does not make the election described below, the Participant realizes no taxable income upon the receipt of Restricted Stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock lapse, the Participant will realize ordinary income equal to the Fair Market Value of the shares at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A Participant’s tax basis in

Restricted Stock will be equal to the Fair Market Value when the forfeiture restrictions lapse, and the Participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the Participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Participant’s hands.

Participants receiving Restricted Stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the Participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the Fair Market Value of the shares when the Participant receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the Participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The Participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their Fair Market Value when received by the Participant, and the Participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the Participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the Participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a Participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are granted, and the Participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are granted.

Generally, during the restriction period, dividends and distributions paid with respect to Restricted Stock will be treated as compensation income (not dividend income) received by the Participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits.

Restricted Stock Units

A Participant realizes no taxable income and the Company is not entitled to a deduction when Restricted Stock Units payable in the future and subject to conditions such as the passage of time or achievement of Performance Goals are granted. When Restricted Stock Units vest and become payable as a result of the satisfaction of the terms and conditions on such Award, including, if applicable, achievement of Performance Goals, the Participant will realize ordinary income equal to the amount of cash received or the Fair Market Value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction.

A Participant’s tax basis in shares of Common Stock received upon payment will be equal to the Fair Market Value of such shares when the Participant receives them. Upon sale of the shares, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Participant’s hands.

The Committee may, but need not, permit a Participant to defer receipt of payment in satisfaction of Restricted Stock Units, provided that any such deferral shall be administered in compliance with Section 409A of the Code and the guidance thereunder. The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in Section 409A(a)(1)(B) of the Code to any Award deferred hereunder.

Section 162(m) Limitations

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is a Qualified Performance-Based Award. If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Omnibus Plan limits the maximum number of shares of Common Stock that may be granted to the recipient during any calendar year to 500,000 shares.

Withholding

The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the Participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. The Committee may allow a Participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the Participant to the Company in an amount necessary to satisfy the withholding obligation.

Securities Authorized for Issuance under Equity Compensation Plans.

The following table provides information as of June 30, 2011, regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	956,807	$29.23	3,593,870	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	956,807	$29.23	3,593,870	(1)

(1)

Includes 2,719,790 shares available for issuance under the Stock-Based Incentive Compensation Plan for Officers and Key Employees (which provides for the issuance of stock options, restricted stock, and restricted stock units) and 874,080 shares available under the Stock-Based Compensation Plan for Non-Employee Directors (which provides for issuance of stock options, stock units and performance units).

Vote Required for Approval. The affirmative vote of a majority of the votes cast is required to approve the proposed amendment to the Omnibus Plan. If not approved, the Omnibus Plan will continue in its pre-amended form.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 TO

APPROVE THE AMENDED AND RESTATED STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE BONUS COMPENSATION PLAN

The stockholders of Carpenter Technology Corporation are being asked to approve the amended and restated Executive Bonus Compensation Plan (formerly named the Executive Annual Compensation Plan, the “Compensation Plan”). The amended and restated Compensation Plan was adopted by Carpenter’s Board of Directors on June 19, 2011, subject to stockholder approval. The Compensation Plan is now being amended to update the list of permissible performance metrics used under the Compensation Plan for purposes of granting qualified “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”), which generally restricts the amount of compensation paid to the Company’s named executive officers that can be deducted by the Company. Stockholder approval of the Compensation Plan is necessary so that awards under the Compensation Plan will constitute “qualified performance-based compensation” under Section 162(m) of the Code and will be tax deductible by Carpenter.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits to $1 million per year the federal income tax deduction for compensation paid by a public company to certain key individuals. This $1 million per year limit does not apply to compensation that qualifies as “qualified performance-based compensation” under regulations adopted under the Code (“Regulations”). One condition for payments under the Compensation Plan to be qualified as performance-based compensation is that a majority of the stockholders of Company approve the material terms of the Compensation Plan. The Board of Directors has decided to seek stockholder approval of the Compensation Plan at this meeting so that compensation payable pursuant to the Compensation Plan will be deductible qualified performance-based compensation under Section 162(m) of the Code.

Purpose of the Compensation Plan

The Compensation Plan is intended to further the Board’s policy of linking executive compensation to the Company’s performance and stockholders’ interests as a whole.

Summary of the Compensation Plan

The following general description of certain features of the Compensation Plan is qualified in its entirety by reference to the Compensation Plan which is attached hereto as Exhibit B. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Compensation Plan.

Eligible Participants. Any key employee, who on or before April 1 of the first year of a Performance Period either is designated by the Board to act as the President, Vice Chairman, Chief Executive Officer, Chief Operating Officer or any category of Vice President of the Company, or is otherwise designated by the Committee to participate in the Compensation Plan, may participate in the Compensation Plan.

Administration. The Compensation Plan is administered by a Committee of the Board of Directors selected to administer the Compensation Plan. With respect to “qualified performance-based compensation” under Section 162(m) of the Code, the Committee is to be comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of Section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or a subcommittee that is so comprised. The Committee (or subcommittee, if applicable) will have the authority, subject to the provisions herein,

1.	To select employees to participate in the Compensation Plan;

2.	To establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained;

3.	To construe and interpret the Compensation Plan and any agreement or instrument entered into, under or in connection with the Compensation Plan;

4.	To establish, amend, and waive rules and regulations for the Compensation Plan’s administration; and

5.	To make all other determinations that may be necessary or advisable for the administration of the Compensation Plan.

Any determination by the Committee pursuant to the Compensation Plan will be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

Types of Awards. Carpenter may pay Participants cash in an amount equal to a specified percentage of their base salary, not to exceed in any calendar year four times the maximum deduction limit imposed by Section 162(m) of the Code, when and if certain pre-set corporate goals are attained.

Performance Goals and Awards. No later than 90 days after the first day of the Performance Period and while the Performance Goal is substantially uncertain, but in no case later than the date upon which 25% of the Performance Period has elapsed, the Committee is to establish in writing, the following:

1.	The method for computing the amount of bonus compensation or percentage of Base Pay that may be payable under the Compensation Plan to each Participant in the Compensation Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part; and

2.	The Performance Goals for such Performance Period.

The Performance Goals established by the Committee may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon:

•	stock price;

•	market share;

•	sales;

•	revenue;

•	earnings or diluted earnings per share, with or without net pension credit/expense;

•	return on stockholder equity;

•	return on common book equity;

•	costs;

•	cash flow;

•	working capital as a percentage of sales;

•	return on total assets (“ROA”);

•	return on invested capital;

•	return on net assets (“RONA”);

•	income, including but not limited to operating income and net income, with or without net pension credit/expense;

•	operating margin;

•	capital costs;

•	earnings before interest and income taxes (“EBIT”), or earnings before interest, income taxes, depreciation and amortization (“EBITDA”);

•	economic profit;

•	total stockholder return;

•	economic value added;

•	expenses or operating expenses;

•	cost reduction goals;

•	safety-total case incidence rate; or

•	customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination.

Adjustments. The Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary or nonrecurring or infrequent events. In the case of Qualified Performance-Based Awards, these adjustments must be made in a manner consistent with Section 162(m) and the regulations thereunder.

Payment. Benefits or amounts that will be received by or allocated to Participants in the Compensation Plan are not determinable until the completion of the Performance Period.

Amendment. The Board may amend, modify or terminate this Compensation Plan at any time. The Compensation Plan will remain in effect until terminated by the Board.

Vote Required for Approval. The affirmative vote of a majority of the votes cast is required to approve the Executive Bonus Compensation Plan. Unless and until such stockholder approval is obtained, no qualified performance-based compensation will be paid pursuant to this Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 TO

APPROVE THE EXECUTIVE BONUS COMPENSATION PLAN.

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables and any related material.

As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to provide compensation levels benchmarked to attract, motivate and retain exceptional managerial talent for the present and future, to reward them for achieving financial and strategic company goals and to align their interests with the interests of stockholders. The Company believes that the compensation of its named officers is reasonable, competitive and strongly focused on pay for performance principles. The Company emphasizes compensation opportunities that appropriately reward executives for delivering financial results that meet or exceed pre-established goals, and executive compensation varies depending upon the achievement of those goals. Through stock ownership requirements and equity incentives, the Company also aligns the interests of its executive officers with those of stockholders and the long-term interests of the Company. The Company believes that the policies and procedures articulated in “Executive Compensation - Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the executive compensation reported in this Proxy Statement was appropriate and aligned with fiscal year 2011 results. Please read the “Executive Compensation - Compensation Discussion and Analysis”, as well as the Compensation Tables and narrative which follow it for additional details about the Company’s executive compensation programs and compensation of the named officers in fiscal year 2011.

The Human Resources Committee continually reviews the compensation programs for our named officers to ensure that they achieve the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. We are asking our stockholders to indicate their support for our named officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL, ON AN

ADVISORY BASIS, THE COMPENSATION OF THE NAMED OFFICERS AS DISCLOSED IN THIS

PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE

SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION

AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN

THIS PROXY STATEMENT.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Human Resources Committee or our Board of Directors. Our Board of Directors and our Human Resources Committee value the opinions of our stockholders and to the extent there is any significant vote against the named officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns.

PROPOSAL NO. 6

ADVISORY VOTE ON WHETHER THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF

THE COMPANY’S NAMED OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

As discussed in Proposal No. 5, the Board of Directors values the input of stockholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Act, stockholders are also invited to express their views, on an advisory (non-binding) basis, on how frequently advisory votes on the compensation of our named officers, such as Proposal No. 5, will occur. By voting on this Proposal No. 6, stockholders may indicate whether they would prefer an advisory vote on named officer compensation once every year, every two years, or every three years.

After careful consideration of this Proposal No. 6, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore our Board of Directors recommends that you vote for a one year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that while our executive compensation policies are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually, and an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal No. 6.

You may cast your advisory vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting. Stockholders are being asked to vote on the following resolution:

“RESOLVED that the stockholders hereby approve, on an advisory basis, that the frequency of future stockholder advisory votes to approve the compensation of the Company’s named officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, be once every one year, two years or three years, whichever frequency receives the affirmative vote of the majority of votes cast with respect to this resolution at the 2011 Annual Meeting of Stockholders”.

Stockholders are not voting to approve or disapprove of the Board’s recommendation of a frequency of one year. Rather, stockholders are voting their shares in favor of their preferred frequency for future stockholder advisory votes on executive compensation. Because this vote is advisory and not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs. A scheduling vote similar to this will occur at least once every six years.

Vote Required for Approval. The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, the frequency of stockholder advisory votes on executive compensation. In the event that none of the options of every one year, every two years or every three years for the frequency of the vote on the compensation of our named officers receives the required vote for approval, the frequency that receives the highest number of votes will be considered by the Board to be the stockholders’ preference, as expressed on an advisory basis.

Please mark on the Proxy Card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, or every three years or you may mark “abstain” from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF ONCE

EVERY YEAR FOR THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE

COMPENSATION.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of Carpenter’s Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Carpenter will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary at Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662, telephone 610-208-2601. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the proxy holders to vote on the proxy on such business in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

UPON REQUEST OF ANY STOCKHOLDER, A COPY OF CARPENTER’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2011, INCLUDING A LIST OF THE EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO CARPENTER’S CORPORATE SECRETARY AT CARPENTER TECHNOLOGY CORPORATION, P.O. BOX 14662, READING, PA 19612-4662.

By order of the Board of Directors,

William A. Wulfsohn
President and Chief Executive Officer

EXHIBIT A

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

Originally Adopted June 22, 1993

As Amended and Restated July 1, 2011

To be Effective July 1, 2011

Section 1. Purpose of the Plan. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees.

Section 2. Definitions. As used herein, the following definitions shall apply:

2.1 “Award” means the grant of Restricted Stock, Options or Restricted Stock Units under the Plan.

2.2 “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means the Employee’s: (a) willful misconduct or gross negligence in connection with the performance of the Employee’s duties for the Company or any Subsidiary; (b) conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (c) engagement in any business that directly or indirectly competes with the Company or any Subsidiary; (d) disclosure of trade secrets, customer lists or confidential information of the Company or any Subsidiary to a competitor or unauthorized person; or (e) act or omission that results in a violation of policy of either the Company or any Subsidiary, as reasonably determined by the Board in its sole discretion.

2.5 “Change in Control” means and includes each of the following:

(a) The acquisition by any person, entity, or group of persons (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) more than 50% of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or, (ii) within any 12 month period, 35% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company;

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12 month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) the acquisition by any Person during any 12 month period of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to the acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.7 “Committee” means the committee designated by the Board to administer the Plan under Section 4. With respect to Qualified Performance-Based Awards, the Committee shall either be comprised exclusively of two or more members of the Board who are Non-Employee Directors and “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or the Committee shall designate a sub-committee that is so comprised.

2.8 “Common Stock” means the Common Stock of the Company, par value $5.00 per share.

2.9 “Company” means Carpenter Technology Corporation, a Delaware corporation, or any successor corporation.

2.10 “Disability” means a qualified physician designated by the Company has reviewed and approved the determination that an Employee:

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or any Subsidiary.

2.11 “Employee” means an officer or other key employee of the Company or a Subsidiary including a director who is such an employee.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

2.13 “Fair Market Value” means on any given date, the closing price of a share of Common Stock on the New York Stock Exchange, or, in the absence of a closing price on such date, the closing price on the last trading day preceding such date.

2.14 “Non-Employee Director” means a member of the Board who is not an Employee as defined in Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

2.15 “Non-Qualified Option” means an Option or portion thereof not intended to be an “Incentive Stock Option” as defined in section 422 of the Code.

2.16 “Option” means a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. All Options available under the Plan are Non-Qualified Options.

2.17 “Outside Director” means a member of the Board within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulation 1.162-27(e)(3), or any successor thereto.

2.18 “Participant” means any individual who receives an Award.

2.19 “Performance Goal” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(a) the price of Common Stock;

(b) market share;

(c) sales;

(d) revenue;

(e) earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense;

(f) return on shareholder equity;

(g) return on common book equity;

(h) costs;

(i) cash flow;

(j) return on total assets (“ROA”);

(k) return on invested capital;

(l) return on net assets (“RONA”);

(m) income, including but not limited to operating income and net income, with or without net pension credit/expense;

(n) operating margin;

(o) capital costs;

(p) earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”);

(q) economic profit;

(r) total shareholder return;

(s) economic value added;

(t) expenses or operating expenses;

(u) cost reduction goals;

(v) total case incidence rate;

(w) customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes; or

(x) any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

2.20 “Performance Period” means a period of one or more consecutive fiscal years, or portions thereof, of the Company specified by the Committee during which the performance of the Company, any Subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.

2.21 “Plan” means the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees herein set forth, as amended from time to time.

2.22 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code and the regulations issued thereunder. The Committee shall designate any Qualified Performance-Based Award as such at the time it is granted.

2.23 “Restricted Stock” means Common Stock granted by the Committee under Section 6.1 of the Plan.

2.24 “Restricted Stock Unit” means a book-entry unit with a value equal to one share of Common Stock.

2.25 “Restriction Period” means the period during which Restricted Stock granted under Section 6.1 of the Plan or Restricted Stock Units granted under Section 6.3 of the Plan are subject to forfeiture.

2.26 “Retirement” means the Participant’s termination of employment with the Company with eligibility to receive a monthly retirement benefit payment in the following month under either the General Retirement Plan for Employees of Carpenter Technology Corporation or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation.

2.27 “Separation from Service” means a “separation from service” within the meaning of section 409A of the Code and the Treasury regulations and other guidance issued thereunder.

2.28 “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Section 3. Eligibility. Any Employee may be selected by the Company to receive an Award.

Section 4. Administration and Implementation of Plan.

4.1 The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

4.2 Subject to the provisions of the Plan, and specifically including Section 3 hereof, the Committee shall have full and final authority in its discretion (a) to select the Employees who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3 The Committee may delegate to the Company’s Chief Executive Officer (the “CEO”), its authority under Section 4.2(a)-(d) above, to grant or amend Awards covering a pre-determined aggregate number of shares of Common Stock. Such delegation is limited to the authority to grant and amend Awards to Participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. Any Awards granted or amended by the CEO shall be subject to the terms of the Plan. The CEO shall report to the Committee, in a form and manner to be determined by the Committee, at least annually on the disposition of shares subject to Awards granted or amended by the CEO.

Section 5. Shares of Common Stock Subject to the Plan.

5.1 Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan as of June 29, 2011, shall be 2,719,790 shares, increased by any shares of Common Stock that were reserved under the Plan but were either (a) not subject to Awards or (b) subject to Awards which were forfeited, canceled or expired unexercised, in either case prior to this amendment and restatement. Common Stock granted under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury.

5.2 Subject to adjustment as provided in Section 9, the maximum number of shares that may be granted to any Employee as Awards under the Plan during any calendar year shall not exceed 500,000 shares.

5.3 If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date the Award is granted or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. Each Award shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee consistent with Section 6.6 hereof.

6.1 Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

(a) Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct the Company to see that its transfer agent and registrar for the Common Stock (“Transfer Agent”) establishes a special account representing the number of restricted shares of Common Stock issued to the Participant. Following the Restriction Period, the Company will instruct the Transfer Agent to remove the restriction from such shares of Common Stock held for the Participant in the special account and transfer these shares to an unrestricted account in the Participant’s name.

(b) From time to time during the Restriction Period, the Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock. Such payment may be made in cash currently or deemed reinvested in Restricted Stock as determined by the Committee in its sole discretion. During the Restriction Period the Participant shall have the right to vote the shares of Restricted Stock.

(c) The Award Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions under which the Restricted Stock may be forfeited to the Company. The Restriction Period for such Awards, unless otherwise determined by the Committee, shall be at least (i) three years for Awards that vest solely on the passage of time and (ii) one year for Awards that are earned in whole or in part upon the attainment of Performance Goals. At the end of the Restriction Period applicable to all or a portion of the Restricted Stock, as applicable, the restrictions imposed hereunder shall lapse with respect to that number of shares of Restricted Stock and these shares will be transferred to an unrestricted account in the Participant’s name.

6.2 Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed (or other determinable) price. The Award of Options shall be subject to the following terms and conditions:

(a) Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and set forth in the applicable Award Agreement, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Award is granted.

(b) Term of Options: The Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years and no Option may be exercisable sooner than one year from the date the Award is granted.

(c) Payment of Option Price: The Committee shall determine the time or times at which an Option may be exercised by the Participant in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Common Stock held by the Participant, by any combination of cash and shares of Common Stock, the means or methods of payment, including “cashless exercise” arrangements such as through a broker or by net exercise, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to the Participant upon the exercise of such Option. Notwithstanding the foregoing, the Committee shall not permit payment through any method that would constitute a prohibited extension of credit to those officers of the Company who are subject to the provisions of the Sarbanes-Oxley Act of 2002.

6.3 Restricted Stock Units. Restricted Stock Units shall confer on the Participant the right to receive the Fair Market Value of the Restricted Stock Units upon the attainment of Performance Goals, after a Restriction Period, or a combination thereof, as specified by the Committee. The Award of Restricted Stock Units shall be subject to the following terms and conditions:

(a) A Participant may not receive Awards of Restricted Stock Units totaling more than the limit set forth in Section 5.2 hereof.

(b) Dividend Equivalents: The Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock Units, provided that any such payment, if authorized, shall be made within 30 days following the date the dividend was paid to the holders of the Company’s Common Stock and shall be in the form of (i) cash or (ii) additional Restricted Stock Units that shall be subject to the provisions of the Award Agreement governing the Restricted Stock Units upon which the dividend equivalent is paid and added to the number of Restricted Stock Units awarded under such Award Agreement. Notwithstanding the preceding, a dividend equivalent shall be forfeited if the Participant terminates employment with the Company for any reason prior to the payment date of the dividend equivalent.

(c) Voting Rights: A Participant shall not have voting rights with respect to Restricted Stock Units prior to payment of Common Stock in satisfaction of such Restricted Stock Units.

(d) Form and Timing of Payment of Restricted Stock Units: Payment of Restricted Stock Units shall be made as soon as practicable but not later than 30 days following the later of the close of the Performance Period or the close of the Restriction Period, as determined by the Committee and specified in the applicable Award Agreement. Payment shall be in the form of Common Stock which has an aggregate Fair Market Value equal to the Fair Market Value of the Restricted Stock Units at the close of the Performance Period or other applicable period determined at the Committee’s discretion and specified in the applicable Award Agreement. The provisions of Section 6.4 below shall apply to any Award that is subject to the application of Code Section 409A.

6.4 Deferral of Restricted Stock Units. The Committee may, but need not, permit a Participant to defer receipt of payment in satisfaction of earned Restricted Stock Units, provided that any such deferral shall be administered in good faith compliance with section 409A of the Code and the guidance thereunder, including the following rules:

(a) A Participant may only elect to defer payment of vested Restricted Stock Units by making a valid, irrevocable election prior to: (i) in the case of Restricted Stock Units that may become vested solely based upon the attainment of Performance Goals within a Performance Period, six months prior to any date during the Performance Period upon which the outcome of Performance Goals will determine the portion, if any, of the vesting of such Award, (ii) in the case of Restricted Stock Units that may become vested in whole or in part as a result of the passage of time, the earlier of 30 days following the grant of Restricted Stock Units or the last day of the Company’s fiscal year during which the Restricted Stock Units are granted so long as the initial scheduled vesting of such Restricted Stock Units does not precede the last day of the subsequent fiscal year;

(b) Unless otherwise provided by the Committee, during the deferral period, the Participant shall have those rights with respect to Restricted Stock Units set forth at Section 6.3(b);

(c) A Participant may elect to have such Restricted Stock Units paid upon:

(i) such Participant’s Separation from Service on or after the Participant’s Retirement;

(ii) a Change in Control which also constitutes a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A and the Treasury regulations issued thereunder (a “409A Change in Control”);

(iii) Disability;

(iv) the earlier to occur of (i), (ii) or (iii) above; the occurrence of an “Unforeseeable Emergency” within the meaning of section 409A of the Code and the guidance thereunder; or

(v) a date specified by the Participant, provided that such date shall be no earlier than the first day of the fourth month of the Company’s fiscal year following the year during which such Restricted Stock Units are earned or time-vested;

(d) Notwithstanding the foregoing, with respect to a Participant who, as of the date of the Participant’s Separation from Service, is a “Specified Employee” within the meaning of section 409A of the Code and the Treasury regulations and other guidance thereunder, any payment of deferred Restricted Stock Units on account of the Participant’s Separation from Service in accordance with Section 6.4(c)(i) may not be made earlier than 6 months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such Restricted Stock Units shall be paid within 30 days after the Company receives notice of the Participant’s death; and

(e) The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in section 409A(a)(1)(B) of the Code to any Award deferred hereunder.

6.5 Effect of Termination on Awards. Unless otherwise specified in the Award Agreement applicable to the relevant Award, the following rules shall apply:

(a) Options: Provided the Participant has remained in service for at least 12 months following the grant of an Option to such Participant, such Participant’s Option will be exercisable following such Participant’s termination of employment as follows:

(i) If the Participant’s termination of employment is by reason of such Participant’s death or Disability, all Options that were granted more than 12 months before such event shall become fully vested and exercisable by the Participant or his or her estate at any time prior to the expiration of the original term of the Option.

(ii) If the Participant’s termination is by reason of Retirement, all unexercisable Options that were granted more than 12 months before such Retirement date shall be immediately vested and exercisable by the Participant or his or her estate prior to the expiration of the original term of the Option; provided, however, that the Committee (or the CEO in the case of an Option granted under Section 4.3 hereof) reserves the right to determine that unvested Options are forfeited. Options that were exercisable at the Participant’s Retirement shall continue to be exercisable by the Participant, or his or her estate, prior to the expiration of the original term.

(iii) If the Participant’s termination of employment is for any reason other than as described in Sections 6.5(a)(i) and 6.5(a)(ii) above, any then exercisable Option shall expire, and no longer be exercisable, by the Participant or his or her estate as of the earlier of three months following such termination or the original term of the Option.

(b) Restricted Stock and Restricted Stock Units:

(i) If the Participant’s termination of employment is by reason of such Participant’s death or Disability, all earned Restricted Stock or Restricted Stock Units shall become immediately vested and payable to the Participant, or his or her estate. The Participant, or his or her estate, shall also be eligible to receive a prorated payout of any unearned performance-based Restricted Stock or Restricted Stock Units, payable at the time such payment would otherwise have been made had the Participant’s employment continued, based upon the extent to which Performance Goals were met during the Performance Period.

(ii) If the Participant’s termination is by reason of Retirement, all earned Restricted Stock and Restricted Stock Units shall become immediately vested and payable to the Participant, or his or her estate. The Participant, or his or her estate shall also be eligible to receive a pro-rated payout of any unearned performance-based Restricted Stock or Restricted Stock Units, payable at the time such payment would otherwise have been made had the Participant’s employment continued, based upon the extent to which Performance Goals were met during the Performance Period. Notwithstanding the foregoing, the Committee (or the CEO in the case of an Award granted under Section 4.3 hereof) reserves the right to determine that unvested Restricted Stock and Restricted Stock Units are forfeited.

(iii) In the event of the Participant’s termination of employment for any reason other than death, Disability or Retirement, any Award of Restricted Stock or Restricted Stock Units subject to Performance Goals or other restrictions or conditions not satisfied at the time of such termination shall be forfeited.

(c) Termination for Cause: Notwithstanding anything in the Plan to the contrary, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, the Committee (or the CEO in the case of an Award granted under Section 4.3 hereof) may, in its sole discretion, cancel each unexercised or unvested Award granted to such Participant effective upon such termination.

6.6 Rules Applicable to Qualified Performance-Based Awards. To the extent the Committee determines, in its sole discretion, that it is necessary or advisable to grant Qualified Performance-Based Awards in compliance with section 162(m) of the Code, the following rules shall apply:

(a) Only Employees who are “Covered Employees” within the meaning of section 162(m) of the Code and the Treasury regulations thereunder shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Period within the earlier of (x) the first 90 days of a Performance Period and (y) the lapse of 25% of the Performance Period.

(b) The Committee shall establish in writing within the earlier of (x) the first 90 days of a Performance Period and (y) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (i) Performance Goals for the Performance Period, and (ii) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(c) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 6.6(b). The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(d) An Award granted, vesting or becoming exercisable with respect to a Performance Period shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) to the Participant within a reasonable time after completion of the certification described in Section 6.6(c) and in accordance with Section 6.1, 6.2, 6.3, 6.4, or 6.5, as applicable.

6.7 Additional Provisions Applicable to Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any Award granted under any other plan of the Company or any Subsidiary or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.

Section 7. Exchange and Buy Out Provisions. Subject to the restrictions of Section 10 hereof, the Committee may at any time exchange or buy out any previously granted Award other than an Award with an exercise price that is less than Fair Market Value or may provide in any Award Agreement terms and conditions under which the Participant must sell, or offer to sell, to the Company any unexercised Award, whether or not vested, or any Common Stock acquired pursuant to such Award for a payment in cash, Common Stock or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made or as may be set forth in the Award Agreement.

Section 8. Change in Control. Notwithstanding any provision in this Plan to the contrary and unless otherwise provided in the applicable Participant’s Award Agreement, upon the occurrence of a Change in Control (or solely with respect to Restricted Stock Units, a 409A Change in Control), (a) each Option then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto, (b) any remaining restrictions on shares of Restricted Stock shall immediately lapse, and (c) the Performance Goals and/or time period or periods applicable to any Restricted Stock or Restricted Stock Units shall be deemed satisfied and payment shall be made pursuant to Sections 6.1(c) and 6.3(d), respectively.

Section 9. Adjustments upon Changes in Capitalization.

9.1 In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (b) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (c) the aggregate number and kind of shares of Common Stock available under the Plan, and (d) the exercise or Award-date price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award.

9.2 In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 15.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of an Award intended to be a Qualified Performance-Based Award.

Section 10. Changes to the Plan and Awards.

10.1 The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (a) such action would (i) increase the number of shares subject to the Plan, except as permitted at Section 9.1 hereof, (ii) constitute a repricing or exchange of any Awards issued hereunder, or (iii) change the provisions of this Section 10; (b) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; or (c) the Board determines, in its discretion, to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless required to comply with any provision of the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Common Stock is listed.

10.2 Upon termination of this Plan, each Participant may receive payment of all outstanding Restricted Stock Unit Awards if and to the extent permitted under Code Section 409A and the related Treasury regulations and other guidance issued under Code Section 409A. Accordingly, payment of a Participant’s Restricted Stock Unit Award may be made hereunder in accordance with one of the following:

(i) the termination of the Plan within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A); or

(ii) the termination of the Plan within the thirty (30) days preceding or the twelve (12) months following a Change in Control, provided that all substantially similar arrangements are also terminated, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(B); or

(iii) the termination of the Plan, provided that the termination does not occur proximate to a downturn in the financial health of the Company, if all arrangements that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) are terminated, and no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the Plan termination, and all payments are made within twenty-four (24) months of the Plan termination, and no new arrangement that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c) is adopted within three (3) years following the Plan termination, as provided in Treasury Regulation Section 1.409A-3(j)(4)(ix)(C); or

(iv) such other events and conditions as the IRS may prescribe in generally applicable published regulatory or other guidance under Code Section 409A.

Section 11. No Right to Award, Employment or Service. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and affiliates shall not be deemed a termination of employment.

Section 12. Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock from the profit attributable to the Award shall not occur at a rate that exceeds the legally required federal and state withholding rates.

Section 13. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 14. Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures, and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures, or sub-plans applicable to particular affiliates or locations.

Section 15. Securities Law Requirements.

15.1 No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

15.2 The Committee may require, as a condition to receive or exercise any Award, that the Participant deliver to the Company representations, warranties and agreements to the effect that any shares of Common Stock to be purchased or acquired pursuant to such Award are for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

Section 16. Automatic Termination. Unless earlier terminated, the Plan shall terminate upon the date on which all outstanding Awards have expired, terminated, been paid or otherwise provided for, and no Awards under the Plan shall thereafter be granted.

Section 17. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.

Section 18. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any affiliate, any stockholder or any other person.

Section 19. Governing Law. To the extent that Federal laws (such as the Exchange Act or the Code) do not apply, the validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

Section 20. Adoption of the Plan and Effective Date. This amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company, and no Award granted under this restatement shall become exercisable, realizable or vested prior to such approval.

EXHIBIT B

EXECUTIVE BONUS COMPENSATION PLAN OF

CARPENTER TECHNOLOGY CORPORATION

EFFECTIVE JULY 1, 1989

As Amended and Restated July 1, 2011

To be Effective July 1, 2011

I.	Statement and Purpose of Plan

The Executive Bonus Compensation Plan of Carpenter Technology Corporation provides additional compensation for selected employees based on the Company’s financial performance. The combination of Base Pay and Executive Bonus Compensation is intended to provide a competitive cash-compensation opportunity to Participants.

II.	Definitions

Base Pay means a Participant’s gross bi-weekly salary paid during the Performance Period (including holidays, vacation and approved absence) plus the restoration of (1) any salary reduction resulting from any Company plan providing benefits authorized under sections 125, 401(a) or 409A of the Code and (2) deductions from salary for jury duty pay, military pay or workers compensation payments. Eligible Base Pay during an approved absence is limited to one week per occurrence under this Plan. Excluded from Base Pay are any payments from a third-party and cash payments from the Company not otherwise expressly included (e.g., moving allowance, mortgage interest differential allowance, imputed income, severance pay, etc.).

Board means the Board of Directors of the Company.

Code means the Internal Revenue Code of 1986, as amended.

Committee means a committee of the Board of Directors selected to administer the Plan. With respect to Qualified Executive Bonus Compensation, the Committee shall either be comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or the Committee shall designate a sub-committee that is so comprised.

Company means Carpenter Technology Corporation, a Delaware corporation, or any successor by merger, purchase or otherwise.

Determination Date means the date upon which the Committee determines Performance Goals and Executive Bonus Compensation opportunities. The Determination Date must be no later than (1) 90 days after the first day of the Performance Period and (2) the date upon which 25% of the Performance Period has elapsed.

Disability means that the Participant has been totally disabled by bodily injury or disease in the opinion of a qualified physician designated by the Company so as to be prevented thereby from engaging in any employment then available by the Company during the remainder of the Performance Period. Disability does not include incapacity contracted, suffered or incurred while the Participant was engaged in, or resulted from the Participant’s having engaged in, a criminal enterprise.

Executive Bonus Compensation means an amount that is payable to a Participant in the Plan based on the achievement of specified Performance Goals.

General Retirement Plan means the General Retirement Plan for Employees of Carpenter Technology Corporation, effective January 1, 1950, as amended from time to time.

Participant means any employee, who on or before April 1 of the first year of the Performance Period is (1) designated by the Board to act as the President, Vice-Chairman, Chief Executive Officer, Chief Operating Officer or any category of Vice-President of the Company, or (2) any other key employee of the Company designated by the Committee to participate in the Plan.

Performance Goal means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively or in combination, and measured either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, in each case as established by the Committee not later than the Determination Date:

(a)	stock price;

(b)	market share;

(c)	sales;

(d)	revenue;

(e)	earnings or diluted earnings per share, with or without net pension credit/expense;

(f)	return on shareholder equity;

(g)	return on common book equity;

(h)	costs;

(i)	cash flow;

(j)	working capital as a percentage of sales

(k)	return on total assets (“ROA”);

(l)	return on invested capital;

(m)	return on net assets (“RONA”);

(n)	income, including but not limited to operating income and net income, with or without net pension credit/expense;

(o)	operating margin;

(p)	capital costs;

(q)	earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”);

(r)	economic profit;

(s)	total shareholder return;

(t)	economic value added;

(u)	expenses or operating expenses;

(v)	cost reduction goals;

(w)	total case incidence rate;

(x)	customer satisfaction as measured by expenses or costs of, or lost income, revenue, or sales attributable to, customer claims for refunds or remakes; or

(y)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code, if applicable.

Performance Period means a period of one or more consecutive fiscal years, or portions thereof, of the Company as established by the Committee during which the performance of the Company, any subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.

Plan means the Carpenter Technology Corporation Executive Bonus Compensation Plan herein set forth, as amended from time to time.

Qualified Executive Bonus Compensation means Executive Bonus Compensation that is intended to be “qualified performance-based compensation” under section 162(m) of the Code and Treasury regulation 1.162-27(e), including any successor provision.

Retirement means a Participant’s termination of employment with eligibility to receive a monthly payment in the following month under either the General Retirement Plan or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (“SERP”).

III.	Administration

The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained; (C) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (D) to establish, amend, and waive rules and regulations for the Plan’s administration; and (E) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

IV.	Establishment of Performance Goals and Executive Bonus Compensation Opportunities

No later than the Determination Date for each Performance Period, the Committee shall establish in writing, the method for computing the amount of Qualified Executive Bonus Compensation or percentage of Base Pay that may be payable under the Plan to each Participant in the Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. The maximum amount that may be payable to any Participant in any calendar year under the Plan shall not exceed four (4) times the maximum deduction limit imposed by section 162(m) of the Code on compensation that is not performance based. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of Qualified Executive Bonus Compensation or percentage of Base Pay that would otherwise be due upon attainment of the goals and may be different for each Participant. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion within the meaning of treasury regulation 1.162-27(e)(2)(iii)(A) with respect to any Executive Bonus Compensation hereunder to reduce any amount that would otherwise be payable hereunder to the extent necessary to allow the Company to deduct that Executive Bonus Compensation despite the limits imposed by section 162(m) of the Code.

No later than the Determination Date for each Performance Period, the Committee shall establish in writing the Performance Goals for such Performance Period.

V.	Attainment of Performance Goals Required; Employment Status

Executive Bonus Compensation shall be paid under this Plan for any Performance Period only upon the attainment of the Performance Goals established by the Committee with respect to such Performance Period. Executive Bonus Compensation shall also be contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such Performance Period, except as follows:

A Participant may receive Executive Bonus Compensation which shall be paid at the same time as the Executive Bonus Compensation the Participant would have received for such Performance Period had no termination of employment occurred, and which shall be equal to the amount of such Executive Bonus Compensation multiplied by a fraction the numerator of which is the number of full and partial pay periods elapsed in such Performance Period prior to termination of employment and the denominator of which is the number of total pay periods in the Performance Period in the event the Participant’s termination of employment is by reason of the Participant’s death, Disability or, unless otherwise determined by the Committee, Retirement.

A Participant whose employment terminates prior to the end of a Performance Period for any reason not excepted above shall not be entitled to any Executive Bonus Compensation under the Plan for that Performance Period.

VI.	Shareholder Approval and Committee Certification; Payment of Executive Bonus Compensation

Unless the Committee provides otherwise, (1) earned Executive Bonus Compensation shall be paid no later than 2 1/2 months after the end of the Performance Period with respect to which such Executive Bonus Compensation is earned, and (2) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

Payment of any Qualified Executive Bonus Compensation under this Plan shall be contingent upon an affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan, including the basis upon which Performance Goals may be established under Section II(L) hereof, sufficient to satisfy the applicable requirements of Code section 162(m) and the regulations promulgated thereunder. Unless and until such shareholder approval is obtained, no Qualified Executive Bonus Compensation shall be paid pursuant to this Plan.

Payment of any Qualified Executive Bonus Compensation under this Plan shall be contingent upon the Committee’s certifying in writing that the Performance Goals and any other material terms applicable to such Qualified Executive Bonus Compensation were in fact satisfied, in accordance with applicable Treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such Qualified Executive Bonus Compensation shall not be paid.

Every fifth year following shareholder approval of this Plan, or more frequently if necessary for purposes of Code section 162(m), this Plan shall be resubmitted to shareholders for their reapproval for the relevant Performance Period(s).

VII.	Amendment, Termination and Term of Plan

The Board may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

VIII.	Interpretation and Construction

No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

Any provision of the Plan that could be construed to prevent Qualified Executive Bonus Compensation under the Plan from qualifying for deductibility under section 162(m) of the Code or Treasury regulation 1.162-27(e) shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

IX.	Governing Law

The terms of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the conflicts of laws principles thereof.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CARPENTER TECHNOLOGY P.O. BOX 14662 101 WEST BERN STREET READING, PA 19612-4662

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		0	0	0
1.	Election of Directors
	Nominees
	01 Robert R. McMaster 02 Gregory A. Pratt
The Board of Directors recommends you vote					The Board of Directors recommends you vote
FOR proposals 2, 3, 4 and 5:		For	Against	Abstain	1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
2.	Approval of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	0	0	0	6. Advisory Vote on Frequency of holding future advisory votes on Executive Compensation.	0	0	0	0
3.	Approval of the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees.	0	0	0
					NOTE: This proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, this proxy will be voted FOR election of the nominees for directors in Proposal
4.	Approval of the amended and restated Executive Bonus Compensation Plan.	0	0	0	1 and FOR Proposals 2,3,4 and 5, and FOR 1 year in Proposal 6.
5.	Advisory Vote on Executive Compensation.	0	0	0

	For address change/comments, mark here. (see reverse for instructions)			0
		Yes	No
	Please indicate if you plan to attend this meeting	0	0

	Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

0000114249_1 R1.0.0.11699

Admission Ticket

Annual Meeting

of

Stockholders of Carpenter Technology Corporation

Monday, October 10, 2011- 11:00 AM

If you plan to attend the 2011 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Please present this admission ticket to the

Carpenter Technology Corporation representative.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NPS/10K is/are available at www.proxyvote.com.

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CARPENTER TECHNOLOGY CORPORATION

Annual Meeting of Stockholders

October 10, 2011-11:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of Carpenter Technology Corporation appoints James D. Dee and K. Douglas Ralph, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, on Monday, October 10, 2011, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS

MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2,3,4 and 5, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000114249_2 R1.0.0.11699